                                                                     EXHIBIT 4.7

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                               ISPAT INLAND ULC,

                                   AS ISSUER,

                          THE GUARANTORS PARTY HERETO,

                                 AS GUARANTORS,

                                      AND

                       LASALLE BANK NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                            ------------------------

                                   INDENTURE

                           DATED AS OF MARCH 25, 2004

                            ------------------------

                  SENIOR SECURED FLOATING RATE NOTES DUE 2010

                      9 3/4% SENIOR SECURED NOTES DUE 2014

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE

    TIA                                                                            Indenture
  Section                                                                            Section
  -------                                                                          ---------
310  (a)(1)................................................................     7.10
     (a)(2)................................................................     7.10
     (a)(3)................................................................     N.A.
     (a)(4)................................................................     N.A.
     (a)(5)................................................................     N.A.
     (b)...................................................................     7.08; 7.10
     (b)(1)................................................................     7.10
     (c)...................................................................     N.A.
311  (a)...................................................................     7.11
     (b)...................................................................     7.11
     (c)...................................................................     N.A.
312  (a)...................................................................     2.06
     (b)...................................................................     11.03
     (c)...................................................................     11.03
313  (a)...................................................................     7.06
     (b)(1)................................................................     N.A.
     (b)(2)................................................................     7.06
     (c)...................................................................     7.06; 11.02
     (d)...................................................................     7.06
314  (a)...................................................................     4.02; 4.04; 11.02
     (b)...................................................................     N.A.
     (c)(1)................................................................     11.04
     (c)(2)................................................................     11.04
     (c)(3)................................................................     N.A.
     (d)...................................................................     N.A.
     (e)...................................................................     11.05
     (f)...................................................................     N.A.
315  (a)...................................................................     7.01(b)
     (b)...................................................................     7.05; 11.02
     (c)...................................................................     7.01(a)
     (d)...................................................................     7.01(c)
     (e)...................................................................     6.12
316  (a) (last sentence)...................................................     2.10
     (a)(1)(A).............................................................     6.05
     (a)(1)(B).............................................................     6.04
     (a)(2)................................................................     N.A.
     (b)...................................................................     6.08
     (c)...................................................................     8.04
317  (a)(1)................................................................     6.09
     (a)(2)................................................................     6.10
     (b)...................................................................     2.05; 7.12
318  (a)...................................................................     11.01

-----------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
                                                    ARTICLE ONE

                                    DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01       Definitions...................................................................        1
SECTION 1.02       Other Definitions.............................................................       40
SECTION 1.03       Incorporation by Reference of Trust Indenture Act.............................       41
SECTION 1.04       Rules of Construction.........................................................       41

                                                    ARTICLE TWO

                                                     THE NOTES

SECTION 2.01       Amount of Notes...............................................................       42
SECTION 2.02       Form and Dating...............................................................       43
SECTION 2.03       Execution and Authentication..................................................       43
SECTION 2.04       Registrar, Paying Agent and Calculation Agent.................................       44
SECTION 2.05       Paying Agent To Hold Money in Trust...........................................       45
SECTION 2.06       Holder Lists..................................................................       45
SECTION 2.07       Transfer and Exchange.........................................................       45
SECTION 2.08       Replacement Notes.............................................................       46
SECTION 2.09       Outstanding Notes.............................................................       47
SECTION 2.10       Treasury Notes................................................................       47
SECTION 2.11       Temporary Notes...............................................................       47
SECTION 2.12       Cancellation..................................................................       48
SECTION 2.13       Defaulted Interest............................................................       48
SECTION 2.14       CUSIP Number..................................................................       48
SECTION 2.15       Deposit of Moneys.............................................................       49
SECTION 2.16       Book-Entry Provisions for Global Notes........................................       49
SECTION 2.17       Special Transfer Provisions...................................................       51
SECTION 2.18       Computation of Interest.......................................................       54
SECTION 2.19       Issuance of Additional Notes..................................................       54

                                                   ARTICLE THREE

                                                    REDEMPTION

SECTION 3.01       Election To Redeem; Notices to Trustee........................................       55
SECTION 3.02       Selection by Trustee of Notes To Be Redeemed..................................       55
SECTION 3.03       Notice of Redemption..........................................................       55
SECTION 3.04       Effect of Notice of Redemption................................................       56

                                                                                                       Page
                                                                                                       ----
SECTION 3.05       Deposit of Redemption Price...................................................       56
SECTION 3.06       Notes Redeemed in Part........................................................       57
SECTION 3.07       Optional Redemption of Fixed Rate Notes.......................................       57
SECTION 3.08       Optional Redemption of Floating Rate Notes....................................       58
SECTION 3.09       Purchase of Notes.............................................................       58
SECTION 3.10       Redemption for Changes in Withholding Tax.....................................       59

                                                    ARTICLE FOUR

                                                     COVENANTS

SECTION 4.01       Payment of Notes..............................................................       59
SECTION 4.02       Reports to Holders............................................................       60
SECTION 4.03       Waiver of Stay, Extension or Usury Laws.......................................       60
SECTION 4.04       Compliance Certificate........................................................       60
SECTION 4.05       Taxes.........................................................................       61
SECTION 4.06       Limitation on Indebtedness....................................................       61
SECTION 4.07       Limitation on Restricted Payments.............................................       65
SECTION 4.08       Limitation on Liens...........................................................       68
SECTION 4.09       Limitation on Affiliate Transactions..........................................       69
SECTION 4.10       Limitation on Sales of Assets and Subsidiary Stock............................       71
SECTION 4.11       Limitation on the Sale or Issuance of Capital Stock of Restricted
                      Subsidiaries...............................................................       74
SECTION 4.12       Limitation on Restrictions on Distributions from Restricted Subsidiaries......       75
SECTION 4.13       Legal Existence...............................................................       77
SECTION 4.14       Change of Control Offer.......................................................       77
SECTION 4.15       Limitation on Sale/Leaseback Transactions.....................................       79
SECTION 4.16       Limitation on Business Activities.............................................       79
SECTION 4.17       Limitation on Amendment of Mortgage...........................................       79
SECTION 4.18       Payment of Additional Amounts.................................................       79
SECTION 4.19       Limitation on Business and Activities of the Issuer and the Finco
                      Guarantors Prior to a Permitted Finco Collapse Transaction.................       82
SECTION 4.20       Limitation on Business and Activities of Issuer Following a Permitted
                      Finco Collapse Transaction.................................................       85
SECTION 4.21       Limitation on Steelmaking Business............................................       86
SECTION 4.22       Limitation on Merger or Consolidation of Parent...............................       86

                                                                                                       Page
                                                                                                       ----
                                                    ARTICLE FIVE

                                                SUCCESSOR CORPORATION

SECTION 5.01       Limitation on Mergers, Amalgamations, Consolidations, Etc.....................       87

                                                    ARTICLE SIX

                                               DEFAULTS AND REMEDIES

SECTION 6.01       Events of Default.............................................................       89
SECTION 6.02       Acceleration..................................................................       92
SECTION 6.03       Other Remedies................................................................       92
SECTION 6.04       Waiver of Past Defaults and Events of Default.................................       93
SECTION 6.05       Control by Majority...........................................................       93
SECTION 6.06       Limitation on Suits...........................................................       93
SECTION 6.07       No Personal Liability of Directors, Officers, Employees and Stockholders......       94
SECTION 6.08       Rights of Holders To Receive Payment..........................................       94
SECTION 6.09       Collection Suit by Trustee....................................................       94
SECTION 6.10       Trustee May File Proofs of Claim..............................................       95
SECTION 6.11       Priorities....................................................................       95
SECTION 6.12       Undertaking for Costs.........................................................       95

                                                   ARTICLE SEVEN

                                                      TRUSTEE

SECTION 7.01       Duties of Trustee.............................................................       96
SECTION 7.02       Rights of Trustee.............................................................       97
SECTION 7.03       Individual Rights of Trustee..................................................       98
SECTION 7.04       Trustee's Disclaimer..........................................................       98
SECTION 7.05       Notice of Defaults............................................................       99
SECTION 7.06       Reports by Trustee to Holders.................................................       99
SECTION 7.07       Compensation and Indemnity....................................................       99
SECTION 7.08       Replacement of Trustee........................................................      100
SECTION 7.09       Successor Trustee by Consolidation, Merger, Etc...............................      101
SECTION 7.10       Eligibility; Disqualification.................................................      101
SECTION 7.11       Preferential Collection of Claims Against Issuer..............................      102
SECTION 7.12       Paying Agents.................................................................      102

                                                                                                       Page
                                                                                                       ----
                                                   ARTICLE EIGHT

                                         MENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01       Without Consent of Holders....................................................      102
SECTION 8.02       With Consent of Holders.......................................................      104
SECTION 8.03       Compliance with Trust Indenture Act...........................................      105
SECTION 8.04       Revocation and Effect of Consents.............................................      105
SECTION 8.05       Notation on or Exchange of Notes..............................................      106
SECTION 8.06       Trustee To Sign Amendments, Etc...............................................      106

                                                    ARTICLE NINE

                                         ISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01       Discharge of Indenture........................................................      107
SECTION 9.02       Legal Defeasance..............................................................      107
SECTION 9.03       Covenant Defeasance...........................................................      108
SECTION 9.04       Conditions to Legal Defeasance or Covenant Defeasance.........................      109
SECTION 9.05       Deposited Money and U.S. Government Obligations To Be Held in Trust; Other
                      Miscellaneous Provisions...................................................      110
SECTION 9.06       Reinstatement.................................................................      110
SECTION 9.07       Moneys Held by Paying Agent...................................................      111
SECTION 9.08       Moneys Held by Trustee........................................................      111

                                                    ARTICLE TEN

                                                GUARANTEE OF NOTES

SECTION 10.01      Note Guarantee................................................................      112
SECTION 10.02      Execution and Delivery of Note Guarantee......................................      113
SECTION 10.03      Limitation of Note Guarantee..................................................      114
SECTION 10.04      Additional Company Guarantors.................................................      114
SECTION 10.05      Release of Company Guarantor..................................................      115
SECTION 10.06      Waiver of Subrogation.........................................................      115

                                                   ARTICLE ELEVEN

                                                     COLLATERAL

SECTION 11.01      Collateral; Additional Collateral; Substitute Collateral......................      116
SECTION 11.02      Recording, Registration and Opinions..........................................      116
SECTION 11.03      Release of Collateral.........................................................      117
SECTION 11.04      Possession and Use of Collateral..............................................      117

                                                                                                       Page
                                                                                                       ----

SECTION 11.05      Authorization of Actions to Be Taken by the Trustee Under the Collateral
                      Documents and the Intercreditor Agreements.................................      118

                                                   ARTICLE TWELVE

                                                   MISCELLANEOUS

SECTION 12.01      Trust Indenture Act Controls..................................................      118
SECTION 12.02      Notices.......................................................................      119
SECTION 12.03      Communications by Holders with Other Holders..................................      120
SECTION 12.04      Certificate and Opinion as to Conditions Precedent............................      120
SECTION 12.05      Statements Required in Certificate and Opinion................................      120
SECTION 12.06      Rules by Trustee and Agents...................................................      121
SECTION 12.07      Governing Law.................................................................      121
SECTION 12.08      Agent for Service; Submission to Jurisdiction; Waiver of Immunities...........      121
SECTION 12.09      No Adverse Interpretation of Other Agreements.................................      122
SECTION 12.10      No Recourse Against Others....................................................      122
SECTION 12.11      Successors....................................................................      122
SECTION 12.12      Multiple Counterparts.........................................................      122
SECTION 12.13      Table of Contents, Headings, Etc..............................................      122
SECTION 12.14      Separability..................................................................      123

EXHIBITS

Exhibit A-1        Form of Floating Rate Note....................................................      A-1
Exhibit A-2        Form of Fixed Rate Note.......................................................      A-2
Exhibit B          Form of Private Placement Legend..............................................      B-1
Exhibit C          Form of Legend for Global Note................................................      C-1
Exhibit D          Form of Certificate To Be Delivered in Connection with
                      Transfers to Non-QIB Institutional Accredited Investors....................      D-1
Exhibit E          Form of Certificate To Be Delivered in Connection with Transfers Pursuant
                      to Regulation S............................................................      E-1
Exhibit F          Form of Notation of Guarantee.................................................      F-1

            INDENTURE, dated as of March 25, 2004, among ISPAT INLAND ULC, a Nova Scotia unlimited liability company, as issuer (the "Issuer"), the Guarantors (as defined herein) and LASALLE BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01 Definitions.

            "Additional Assets" means:

            (1) any property, plant, equipment or other assets used in a Related Business;

            (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

            (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

            "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

            "Additional Notes" means up to an aggregate principal amount of $100.0 million, consisting of additional Floating Rate Notes and/or Fixed Rate Notes, if any, issued from time to time after the Issue Date pursuant to Section 2.19.

            "Affiliate" of any specified Person means:

            (1) any other Person, directly or indirectly, controlling or controlled by such specified Person; or

            (2) under direct or indirect common control with such specified Person.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.07, 4.09 and 4.10 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Agent" means any Registrar, Paying Agent, Calculation Agent or agent for service of notices and demands.

            "amend" means to amend, supplement, restate, amend and restate or otherwise modify; and "amendment" shall have a correlative meaning.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

            (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

            (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

            (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

            (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary (other than to a Securitization Subsidiary and other than a transfer of Inventory Collateral outside the ordinary course of business unless the transferee makes adequate provision to preserve the validity and priority of the Lien of the Trustee on such Inventory Collateral);

            (B) for purposes of Section 4.10 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 4.07 or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01(a);

            (C) a disposition of assets with a fair market value of less than $2.0 million;

            (D) the sale, transfer or other disposition of (i) Receivables and Related Assets or (ii) Inventory and Related Assets (provided that if any such Inventory and Related Assets constitute Inventory Collateral, the Lien of the Trustee is not released in such transaction) pursuant to a Qualified Securitization Transaction;

            (E) grants of Liens permitted by Section 4.08; and

            (F) sales of (i) obsolete and not practically useable or (ii) worn-out equipment).

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Fixed Rate Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

            "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

            (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

            (2) the sum of all such payments.

            "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law for the relief of debtors.

            "Board of Directors" in respect of a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

            "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer or a Guarantor, as appropriate, and to be in full force and effect, and, as so certified, delivered to the Trustee.

            "Bonds" means the First Mortgage Bonds and other bonds issued under the Mortgage.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.08, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Change of Control" means the occurrence of any of the following events:

            (1) the Permitted Holders cease to own, or to have the power to direct the voting of, at least 35% of the total voting power of the Voting Stock of Parent;

            (2) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause
      (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Parent; provided, however, that the Permitted Holders own or have the right to direct the voting of a lesser percentage of the total voting power of the Voting Stock of Parent than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent;

            (3) individuals who on the Issue Date constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent was recommended or approved by a vote of a majority of the directors of Parent then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so recommended or approved by a majority of such directors who, at such time, had been so recommended or approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office;

            (4) the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than as part of a Permitted Finco Collapse Transaction), the Company or Parent;

            (5) the merger or consolidation of Parent with or into another Person or the merger of another Person with or into Parent, or the sale of all or substantially all the assets of Parent (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes a Subsidiary of the transferor of such assets;

            (6) Parent ceases to own and have the power to direct the voting of, directly or indirectly, a majority of the total voting power of the Voting Stock of each of the Issuer and the Finco Guarantors; or

            (7) Parent (including any entity controlling Parent) ceases to own and have the power to direct the voting of, directly or indirectly, a majority of the total voting power of the Voting Stock of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means the Pledged Collateral and the Inventory Collateral.

            "Collateral Documents" means the Pledge Agreement, the Inventory Security Agreement and each other deed of trust, pledge agreement, collateral assignment, security agreement, fiduciary transfer or other instrument evidencing or creating any security interests in favor of the Trustee for the benefit of Holders of the Notes.

            "Commodity Hedging Agreement" means agreements or arrangements relating to the future price of any commodity.

            "Company" means Ispat Inland Inc.

            "Company Guarantors" means (x) on the Issue Date, Burnham Trucking Company, Inc., Incoal Company, Ispat Inland Mining Company and Ispat Inland Service Corp. and (y) following the Issue Date, any additional Subsidiary of the Company that becomes a Company Guarantor in accordance with Section 10.04, in each case, until such Person is released from its Note Guarantee.

            "Company Note" means loans by the Issuer or a Finco Guarantor to the Company out of Excess Finco Proceeds.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements have been made publicly available on or prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided that:

            (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

            (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any Revolving Credit Facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

            (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

            (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition or improvement of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence or retirement of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

            (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or
      (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income, earnings or cost savings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries (or in the case of clause (11), the Issuer and the Finco Guarantors), without duplication:

            (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

            (2) amortization of debt discount, premium and debt issuance cost;

            (3) capitalized interest;

            (4) non-cash interest expense (other than interest accruing on loans or advances from Affiliates outstanding on the Issue Date);

            (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (6) net payments pursuant to Hedging Obligations under Interest Rate Agreements;

            (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

            (8) interest incurred in connection with Investments in discontinued operations;

            (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary;

            (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and

            (11) (x) the amount of payments of interest, premium and Additional Amounts of the Issuer with respect to the Notes and (y) all other consolidated expenses of the Issuer and the Finco Guarantors (excluding any expenses paid to the Company or a Restricted Subsidiary);

provided that there shall be excluded from Consolidated Interest Expense (i) interest expense and premium of the Company and its Restricted Subsidiaries that is paid to the Issuer or, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor, (ii) dividends on the Company's Capital Stock paid to the Issuer or, prior to a Permitted Finco Collapse Transaction, a Finco Guarantor and (iii) debt issuance cost in connection with the Notes.

            "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its consolidated Subsidiaries; provided that there shall be excluded from such Consolidated Net Income, without duplication:

            (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                  (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

                  (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                  (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (B) the Company's equity in a net loss of any such Restricted
            Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (3) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

            (4) extraordinary gains or losses;

            (5) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

            (6) the cumulative effect of a change in accounting principles;

            (7) interest expense payable by the Company and its Restricted Subsidiaries to the Issuer or, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor;

            (8) interest income payable to the Company and its Restricted Subsidiaries by the Issuer or, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor; and

            (9) amortization of debt discount, premium and debt issuance cost in connection with the sale of the Notes;

provided, further, that Consolidated Net Income will be reduced by the sum of
(i) the amount of payments of interest, premium and Additional Amounts made by the Issuer with respect to the Notes and (ii) all other consolidated expenses of the Issuer and the Finco Guarantors (excluding any expenses paid to the Company or a Restricted Subsidiary and amortization of any debt discount, premium and debt issuance cost in connection with the sale of the Notes).

            Notwithstanding the foregoing, for the purposes of Section 4.07 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section 4.07 pursuant to clause (a)(3)(D) thereof.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements have been made publicly available on or prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

            (1) the par or stated value of all outstanding Capital Stock of the Company plus

            (2) paid-in capital or capital surplus relating to such Capital Stock plus

            (3) any retained earnings or earned surplus

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is as set forth in Section 12.02.

            "corresponding series" means with respect to the (i) Floating Rate Notes, First Mortgage Bonds, Series Y and (ii) Fixed Rate Notes, First Mortgage Bonds, Series Z.

            "Credit Agreements" mean (x) the GECC Credit Agreement, and (y) any other loan or credit agreement secured by Receivables and Related Assets or Inventory and Related Assets among the Company and/or any Restricted Subsidiary and one or more financial institutions, each as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing

Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

            (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

            (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

            (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the 91st day following the Maturity Date of the Fixed Rate Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day following the Maturity Date of the Fixed Rate Notes shall not constitute Disqualified Stock if:

            (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Sections
      4.10 and 4.14; and

            (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

            "DTC" means The Depository Trust Company, its nominee or successor.

            "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

            (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

            (2) Consolidated Interest Expense; and

            (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

            Except as set forth in Section 4.06(e), whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. Dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

            "Empire" means Empire Iron Mining Partnership, a partnership in which the Company owns a 21% interest.

            "Empire Agreement" means the Restated Empire Iron Mining Partnership Agreement dated as of December 1, 1978, as amended to the Issue Date.

            "Equity Offering" means an offering (whether public or private) of common stock of Parent or the Company.

            "Excess Finco Proceeds" means, at any time of determination, for any period, (i) all cash payments received during such period by the Issuer or any Finco Guarantor in respect of the First Mortgage Bonds and any Capital Stock of the Company held by the Issuer or any Finco Guarantor less (ii) the sum of (w) all amounts paid on the Notes during such period, (x) all taxes paid or accrued during such period, (y) all administrative costs and other expenses paid during such period and (z) all Investments made in Company Notes prior to such time during such period.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means the debt securities of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

            "Existing Joint Ventures" shall mean I/N Kote, I/N Tek, PCI and Empire; provided that for purposes of Article Four hereof any action permitted to be taken by the Company and its Restricted Subsidiaries with reference to the Existing Joint Ventures may be taken by the Company or a Restricted Subsidiary indirectly through an action with respect to an Unrestricted Subsidiary that is an equity holder in an Existing Joint Venture.

            "Existing Receivables Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Issue Date, by and among JPMorgan Chase Bank, BNY Midwest Trust Company, General Electric Capital Corporation, the Company, Ispat Inland Administrative Service Company and the Trustee, as the same may be amended in accordance with the terms of this Indenture.

            "Existing Shareholder Advances" means the Company's obligations under the $215.8 million aggregate principal amount of Subordinated Obligations advanced to the Company by Parent and Ispat International Group Finance Limited Liability Company outstanding on the Issue Date.

            "Finco Guarantors" means, prior to a Permitted Finco Collapse Transaction, each of Ispat Inland, L.P., 3019693 Nova Scotia U.L.C. and Ispat Inland Finance, LLC.

            "Finco Mirror Note" means the promissory note issued on the issue date by Ispat Inland, L.P. to the Issuer.

            "Finco Subordinated Note" means, collectively, (i) Subordinated Obligations in the form of the $5.6 million principal amount 8% note due April 2, 2014 issued by a Finco Guarantor to the Company outstanding on the Issue Date and (ii) Subordinated Obligations in the form of a 9.87% $23.0 million aggregate principal amount note due April 2, 2014 issued by the

Issuer or a Finco Guarantor on the Issue Date in favor of the Company; provided that the aggregate principal amount of the Finco Subordinated Note referred to in clause (ii) may be increased by an amount equal to the aggregate principal amount of any fees and expenses of the Issuer in connection with any issuance of Additional Notes.

            "First Mortgage Bonds" means $800.0 million aggregate principal amount of Series Y and Series Z First Mortgage Bonds issued by the Company under the Mortgage and including any additional Series Y and Series Z First Mortgage Bonds issued by the Company under the Mortgage as Collateral for Additional Notes.

            "First Mortgage Bonds Collateral" means the real property and fixtures at the Company's Indiana Harbor Works consisting of approximately 1900 acres, as more fully described in the Mortgage.

            "Fixed Rate Notes" means all 9-3/4% Senior Secured Notes due 2014 issued under this Indenture.

            "Floating Rate Notes" means all Senior Secured Floating Rate Notes due 2010 issued under this Indenture.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

            (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

            (2) statements and pronouncements of the Financial Accounting Standards Board;

            (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

            (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "GECC Credit Agreement" means that certain Credit Agreement dated as April 30, 2003 among the Company, as borrower, the other credit parties and lenders party thereto and General Electric Capital Corporation, as Agent and Lender, and GECC Capital Markets Group, Inc., as Lead Arranger.

            "GECC Intercreditor Agreement" means the agreement, dated as of the Issue Date, among the Trustee, the Company, certain subsidiaries of the Company, Ispat Inland Finance, LLC and General Electric Capital Corporation as the same may be amended in accordance with Article Eight.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

            (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantors" means Parent, the Company, the Company Guarantors and the Finco Guarantors.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement or Commodity Hedging Agreement.

            "Holder" means the Person in whose name a Note is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.06, (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

            (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

            (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

            (5) the amount of all non-contingent obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

            (6) all obligations of the type referred to in clauses (1) through
      (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (7) all obligations of the type referred to in clauses (1) through
      (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

            (8) to the extent not otherwise included in this definition, net Hedging Obligations of such Person;

provided, however, that Indebtedness shall not include the obligations of the general partners, in their capacities as such, of the Existing Joint Ventures in respect of the Indebtedness of such partnerships existing on the Issue Date and disclosed in the Offering Memorandum.

            Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the principal amount of any noninterest bearing or other discount security at any date will be the principal amount thereof that would be shown on a balance sheet of such Person dated such date prepared in accordance with GAAP.

            For purposes of calculating the amount outstanding of Indebtedness of a Securitization Subsidiary that transfers any interest in accounts receivable or inventory to another Person, the amount of unrecovered capital, purchase price or principal investment of such Person (if other than the Company or a Restricted Subsidiary) in respect thereof, excluding any amount representing yield or interest earned on such capital, purchase price or investment, shall be deemed to be Indebtedness.

            "Indenture" means this Indenture as amended, restated or supplemented from time to time.

            "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided that such firm is not an Affiliate of the Company.

            "Initial Purchaser" means UBS Securities LLC.

            "I/N Kote" shall mean I/N Kote L.P., a Delaware limited partnership in which a Subsidiary of the Company owns a 49% general partnership interest and a 1% limited partnership interest.

            "I/N Tek" shall mean I/N Tek L.P., a Delaware limited partnership in which a Subsidiary of the Company owns a 59% general partnership interest and a 1% limited partnership interest.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

            "Intercreditor Agreements" means the GECC Intercreditor Agreement, the Existing Receivables Intercreditor Agreement, any future Inventory Intercreditor Agreement or Receivables Intercreditor Agreement and the USWA Mortgage.

            "interest" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

            "Interest Period" means the period commencing on and including an interest payment date for the Floating Rate Notes and ending on and including the day immediately preceding the next succeeding interest payment date for the Floating Rate Notes, with the exception that the first Interest Period shall commence on and include March 25, 2004 and end on and include June 30, 2004.

            "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

            "Inventory and Related Assets" means any inventory (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto, including all collateral securing such inventory and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving inventory.

            "Inventory Collateral" means the "Collateral" (as defined in the Inventory Security Agreement).

            "Inventory Intercreditor Agreement" means the GECC Intercreditor Agreement and any future intercreditor agreement entered into between the Trustee and any holder of Indebtedness that is secured by a Permitted Inventory Collateral Lien of the type described in clause (1) of the definition of "Permitted Inventory Collateral Lien" on terms no less favorable to the Holders of Notes than the terms of the GECC Intercreditor Agreement.

            "Inventory Security Agreement" means the security agreement dated March 25, 2004, between the Company and the Trustee, as may be amended according to the provisions of this Indenture.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or advances against supplies on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

            For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.07:

            (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to
      (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

            (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company;

provided that Special Contributions (as defined in the Empire Agreement) shall not be deemed to be Investments.

            "Investment Grade" designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Issuer shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

            "Ispat Inland Inc. Pension Plan" means the Ispat Inland Inc. Pension Plan, as restated effective January 1, 1997, including all supplements thereto.

            "Issue Date" means March 25, 2004.

            "Issuer" means Ispat Inland ULC.

            "Issuer Request" means any written request signed in the name of the Issuer by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

            "LIBOR" with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

            "Maturity Date" means April 1, 2010, with respect to the Floating Rate Notes, and April 1, 2014, with respect to the Fixed Rate Notes.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Mortgage" means the First Mortgage dated April 1, 1928, as amended and supplemented from time to time, between the Company and The Bank of New York and Louis P. Young, as successor trustees.

            "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of

Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

            (1) all accounting, investment banking, legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) except in the case of Inventory Collateral, all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

            (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;

provided that the term "Net Available Cash" shall not include the proceeds of any Asset Disposition consummated during any Suspension Period.

            "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Note Guarantee" means a Guarantee by each Guarantor of all Obligations of the Issuer under the Notes and this Indenture on the terms set forth in this Indenture.

            "Notes" means the Floating Rate Notes and the Fixed Rate Notes issued by the Issuer, including, without limitation, the Original Notes, Additional Notes, if any, the Private Exchange Notes, if any, and the Exchange Notes, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture. Except as provided in
Section 8.02, all Notes including any such Additional Notes shall vote together as one series of Notes under this Indenture.

            "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Offering" means the offering pursuant to the Offering Memorandum of the Notes to be issued on the Issue Date.

            "Offering Memorandum" means the Offering Memorandum dated March 18, 2004 pursuant to which the Original Notes were offered.

            "Officer" means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, including the matters required by Section
12.05 and delivered to the Trustee.

            "Original Fixed Rate Notes" means $650.0 million aggregate principal amount of Fixed Rate Notes issued on the Issue Date.

            "Original Floating Rate Notes" means $150.0 million aggregate principal amount of Floating Rate Notes issued on the Issue Date.

            "Original Notes" means the Original Fixed Rate Notes and the Original Floating Rate Notes.

            "Parent" means Ispat International N.V.

            "Parent Subordination Agreement" means the subordination agreement, dated as of the Issue Date, between the Company, Parent, Ispat International Group Finance Limited Liability Company, any other Subordinated Lender (as defined therein) and the Trustee.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PBGC Agreement" means that certain agreement, dated March 14, 2000 (which agreement supplemented an agreement dated July 14, 1998) among the Company, Parent, Ryerson Tull Inc. and the PBGC, as amended under an agreement dated July 9, 2003, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

            "PBGC Pledge Agreement" means the pledge agreement, dated as of July 9, 2003 by and between Ispat Inland Finance, LLC and the PBGC.

            "PCI" means PCI Associates, a general partnership in which the Company owns a 50% interest.

            "Permitted Finco Collapse Transaction" means a transaction at any time when no Default has occurred and is continuing in which, except as specified in clause (c) below, each of the following events occur:

            (a) Ispat Inland, L.P. transfers (including through a series of transfers among Finco Guarantors) or causes to be transferred to the Issuer (x) any First Mortgage Bonds held by any Finco Guarantor and (y) any Indebtedness owed by the Issuer to any Finco Guarantor and the Finco Mirror Note is retired (and in connection therewith the rate of interest payable by the Company on the First Mortgage Bonds will be reduced by 0.50%);

            (b) Ispat Inland, L.P. transfers all of the Capital Stock of the Issuer to a newly formed limited liability company (the "Successor Issuer") organized and existing under the laws of the United States of America, any State thereof or the District of Columbia which has no material assets or liabilities and all of the Capital Stock of which is owned by Ispat Inland Holdings, Inc. or any successor entity which owns directly a majority of the Voting Stock of the Company (the "Company Parent");

            (c) any Finco Guarantor may, if it so elects, transfer (including through a series of transfers among Finco Guarantors) or cause to be transferred to the Issuer, the Successor Issuer or the Company Parent (i) any Capital Stock of the Company that is owned by any Finco Guarantor and/or (ii) the Bonds that are pledged by Ispat Inland Finance, LLC to the PBGC pursuant to the PBGC Pledge Agreement (and Ispat Inland Finance, LLC's obligations pursuant to the PBGC Pledge Agreement), in each case, in exchange for Capital Stock of the Company Parent;

            (d) the Issuer liquidates into the Successor Issuer;

            (e) the Company Parent shall execute and deliver to the Trustee a supplement to the Pledge Agreement, in form satisfactory to the Trustee, pursuant to which the Capital Stock of the Successor Issuer shall be pledged to the Trustee as Collateral for the Successor Issuer's obligations under the Notes and this Indenture;

            (f) the Successor Issuer shall expressly assume by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Issuer under this Indenture;

            (g) the Successor Issuer shall execute and deliver to the Trustee, in form satisfactory to the Trustee, a supplement to the Pledge Agreement pursuant to which it shall expressly assume all obligations of the Issuer under the Pledge Agreement and pledge to the Trustee the First Mortgage Notes and any Indebtedness of the Company held by it as Collateral for its obligations under the Notes and this Indenture;

            (h) all filings and other actions necessary to preserve the perfection and priority of the Lien of the Trustee on the Collateral shall be made and taken;

            (i) the Company shall deliver to the Trustee an officers' certificate and an Opinion of Counsel, each stating that such transfer and such supplemental indenture and supplements to the Pledge Agreement comply with this Indenture and the Pledge Agreement and that all necessary actions have been taken to preserve the priority and perfection of the Lien of the Trustee on the Collateral; and

            (j) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

            Upon compliance with each of the foregoing requirements, (i) the Successor Issuer shall be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, the Notes and the Pledge Agreement and the predecessor Issuer shall be released from its obligations under this Indenture, the Notes and the Pledge Agreement and (ii) all remaining property or assets of any Finco Guarantor constituting a portion of the Collateral shall be released from the Lien of the Pledge Agreement and each Finco Guarantor shall be released from this Indenture, the Pledge Agreement and its Note Guarantee and all references to a "Finco Guarantor" in this Indenture and the Pledge Agreement shall no longer be deemed to refer to such entities.

            For purposes of Section 4.06, any Indebtedness of the Company or any Restricted Subsidiaries that, immediately following such Permitted Finco Collapse Transaction, is held by entities that were Finco Guarantors immediately prior to such Permitted Finco Collapse Transaction shall be deemed to be an Incurrence of Indebtedness by the Company or the applicable Restricted Subsidiary on such date.

            For purposes of Section 4.07, the amount of cash and Temporary Cash Investments that, immediately following such Permitted Finco Collapse Transaction, is held by entities that were Finco Guarantors immediately prior to such Permitted Finco Collapse Transaction shall be deemed to be a Restricted Payment by the Company on the date of such Permitted Finco Collapse Transaction.

            "Permitted First Mortgage Bonds Collateral Liens" means Liens on First Mortgage Bonds Collateral consisting of:

            (1) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

            (2) Liens for taxes, assessments, governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

            (3) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (4) Liens (i) created pursuant to the Subordinated Mortgage (the "USWA Mortgage"), dated as of September 15, 1994, between Inland Steel Company (as predecessor to the Company) and the United Steelworkers of America as in effect on the Issue Date and (ii) other Liens securing obligations of up to $150.0 million of the Company and its Restricted Subsidiaries; provided that (x) such Liens do not secure Indebtedness for money borrowed and (y) such Liens are subordinated to the Lien securing the Bonds to at least the same extent as the USWA Mortgage; and

            (5) Liens securing Bonds issued in compliance with Section 4.06.

            "Permitted Holders" means (1) Mr. Lakshmi N. Mittal and his spouse or lineal descendants, (2) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of any Person described in clause (1) above or (3) any combination of the foregoing.

            "Permitted Inventory Collateral Liens" means:

            (1) Liens (which may rank, at the Company's option, prior to, on parity with or junior to the Lien on the Inventory Collateral securing the Company's Note Guarantee) on Inventory and Related Assets securing Indebtedness (i) of a Securitization Subsidiary

      Incurred in a Qualified Receivables Transaction and/or (ii) in a principal amount not to exceed the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries (other than any inventory constituting Inventory and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction); and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable constituting Receivables and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction);

            (2) Liens securing the Company's Note Guarantee;

            (3) rights, if any, under the "physical property" and "springing lien" provisions set forth in Article Six, Section 4 and Group 4 of the granting clauses, respectively, of the Mortgage which are applicable to Bonds issued under (w) the twenty-fourth supplemental indenture to the Mortgage, dated January 15, 1977, (x) the twenty-fifth supplemental indenture to the Mortgage, dated as of February 1, 1977, (y) the thirty-second supplemental indenture to the Mortgage, dated as of June 1, 1993 and (z) the thirty-third supplemental indenture to the Mortgage, dated as of June 1, 1995, and not to any other Indebtedness;

            (4) Liens arising out of consignments and similar arrangements in the ordinary course of business;

            (5) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

            (6) Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such Inventory Collateral or materially impair their use in the operation of the business of such Person; and

            (7) Liens for taxes, assessments, governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

            (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

            (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is a Related Business;

            (3) cash and Temporary Cash Investments;

            (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

            (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (6) loans or advances to employees or directors in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time;

            (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

            (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted under Section 4.10;

            (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or other rights to payment held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or other rights to payment or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

            (10) any Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that such Investment consists only of
      (i) Receivables and Related Assets or Inventory and Related Assets or a promissory note or notes of the Securitization Subsidiary customary in Qualified Securitization Transactions or (ii) Standard Securitization Undertakings;

            (11) Currency Agreements, Commodity Hedging Agreements and Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes; and

            (12) Investments in the Issuer and, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor.

            "Permitted Liens" means, with respect to any Person:

            (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation or to support obligations to insurance companies in respect of deductibles, co-insurance claims or self-insured retention (and letter of credit obligations in respect thereof), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), warranty obligations or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or cash equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

            (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

            (3) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

            (4) Liens for taxes, assessments, governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

            (5) Liens in favor of issuers of surety bonds or letters of credit and bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

            (6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (7) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

            (8) Liens on Inventory and Related Assets, mobile equipment, spare parts, stock of Securitization Subsidiaries, Indebtedness owing from Securitization Subsidiaries, Receivables and Related Assets (and proceeds thereof, including, without limitation, cash, investments and pledged deposit accounts and lockboxes) to secure Indebtedness (i) of a Securitization Subsidiary Incurred in a Qualified Receivables Transaction and/or (ii) in a principal amount not to exceed the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries (other than any inventory constituting Inventory and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction); and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable constituting Receivables and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction);

            (9) Permitted First Mortgage Bonds Collateral Liens, Liens securing the Notes and the Note Guarantees and, without duplication, Liens outstanding on the Issue Date;

            (10) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (11) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (12) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

            (13) Liens securing Hedging Obligations entered into to protect against fluctuations in interest rates in the ordinary course of business;

            (14) Liens securing Hedging Obligations related to Currency Agreements or Commodity Hedging Agreements entered into to protect against fluctuations in exchange rates and commodity prices in the ordinary course of business;

            (15) leases or subleases granted in the ordinary course of business;

            (16) any interest or title of a lessor under any lease, whether or not characterized as an operating lease or a capital lease;

            (17) Liens arising out of consignments or similar arrangements for the sale of goods in the ordinary course of business;

            (18) additional Liens on property or assets (other than the First Mortgage Bonds Collateral) securing obligations of the Company and its Restricted Subsidiaries not exceeding $15.0 million at any time; and

            (19) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7), (8), (9) (other than Liens in respect of Indebtedness that is retired by the Company or any Restricted Subsidiary on the Issue Date), (10) or (11) or Liens extending, renewing or replacing, in whole or in part, such Liens; provided that:

                  (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

                  (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9), (10) or (11) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A-1, with respect to Floating Rate Notes, and Exhibit A-2, with respect to Fixed Rate Notes.

            "Pledge Agreement" means the Pledge Agreement, dated as of the Issue Date, by and among the Trustee, the Issuer and the Finco Guarantors, as amended, restated or supplemented from time to time.

            "Pledged Collateral" means the "Collateral" (as defined in the Pledge Agreement).

            "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

            "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

            "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

            "Private Placement Legend" means a legend in the form set forth in Exhibit B.

            "Purchase Agreement" means the purchase agreement entered into among the Issuer, the Guarantors and the Initial Purchaser.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

            "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in Receivables and Related Assets or Inventory and Related Assets.

            "Rating Agencies" means

            (a)   S&P;

            (b)   Moody's; or

            (c) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody's or both, as the case may be.

            "Receivables and Related Assets" means any accounts receivable and other rights to payment (whether now existing or arising thereafter) of the Company or any Restricted Subsidiary, and any assets related thereto, including all collateral securing such accounts receivable and other rights to payment, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable and other rights to payment, proceeds of such accounts receivable and other rights to payment and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and other rights to payment.

            "Receivables Intercreditor Agreement" means the Existing Receivables Intercreditor Agreement and any future intercreditor agreement entered into between the Trustee and any Person that has holds a Permitted Lien on Receivables and Related Assets, on terms no less favorable to the Holders of the Notes than the rights provided to the counterparties to the Company in the Existing Receivables Intercreditor Agreement.

            "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of this Indenture.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

            (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

            (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

            (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Company Guarantor that Refinances Indebtedness of the Company or a Company Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Registration Rights Agreement" means with respect to the Original Notes, the Registration Rights Agreement dated the Issue Date among the Issuer, the Guarantors and the Initial Purchaser, as amended from time to time and, and with respect to any Additional Notes, any comparable agreement.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Regulation S-X" means Regulation S-X promulgated under the Securities Act.

            "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business in which the Company was engaged on the Issue Date, in each case as reasonably determined by the Board of Directors of the Company in good faith.

            "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

            "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Note" has the same meaning as "restricted security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

            "Restricted Payment" with respect to any Person means:

            (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions to a Finco Guarantor (prior to a Permitted Finco Collapse Transaction), the Issuer, the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

            (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

            (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the Refinancing of Subordinated Obligations with Refinancing Indebtedness or the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition);

            (4) the making of any Investment (other than a Permitted Investment) in any Person; or

            (5) the purchase, repurchase, redemption, acquisition or retirement for value of the Existing Shareholder Advances.

            "Restricted Period" means the 40 consecutive days beginning on and including the later of (i) the commencement of the offering of the Notes to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of the original issuance of the Notes.

            "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

            "Revolving Credit Facility" means any revolving credit, overdraft or working capital facility or financing arrangement.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

            "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securitization Subsidiary" means Ispat Inland Administrative Service Company (so long as it is a Wholly Owned Subsidiary) and any other Wholly Owned Subsidiary (or a wholly owned Subsidiary of another Person in which the Company or any Subsidiary of the Company makes an Investment) to which the Company or any Subsidiary of the Company transfers Receivables and Related Assets or Inventory and Related Assets and that engages in no activities other than in connection with financing of accounts receivable or inventory, as the case may be, and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary and

            (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

                  (A) is Guaranteed by the Company or any Restricted Subsidiary
            (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

                  (B) is recourse to or obligates the Company or any Restricted
            Subsidiary (other than such Securitization Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, and

                  (C) subjects any property or asset of the Company or any
            Restricted Subsidiary (other than such Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

            (2) with which neither the Company nor any Restricted Subsidiary (other than such Securitization Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity, and

            (3) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Subsidiary) has any obligation to a third party to maintain or preserve such entity's financial condition or to cause such entity to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

            "Senior Indebtedness" means with respect to any Person:

            (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

            (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the Note Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

            (1) any obligation of such Person to any Subsidiary of such Person;

            (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

            (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

            (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

            (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

            "series" with respect to any Note, refers to whether such Note is a Fixed Rate Note or a Floating Rate Note.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in accounts receivable or inventory securitization transaction and other limited recourse arrangements that are customary for such securitizations and do not impair the characterization of the relevant securitization as a true sale under applicable law.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Obligation" means with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Note Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

            (1) such Person;

            (2) such Person and one or more Subsidiaries of such Person; or

            (3) one or more Subsidiaries of such Person.

I/N Tek shall not be deemed to be a Subsidiary for purposes of this Indenture.

            "Suspension Period" means any period in which the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture.

            "Telerate Page 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

            "Temporary Cash Investments" means any of the following:

            (1) any investment in direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof;

            (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

            (3) repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

            (4) investments in commercial paper, maturing not more than nine months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

            (5) investments in securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A2" by Moody's.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

            "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "Unrestricted Subsidiary" means, on the Issue Date, Ispat Inland Empire Inc., III Kote, Inc., III/PCI, Inc. and III Tek, Inc., and any other:

            (1) Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

            (2) Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien (other than Permitted Liens that do not secure Indebtedness for borrowed money) on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 (and in the case of any designation during a Suspension Period, the Company could have made such designation if no Suspension Period had been in effect since the Issue Date).

            The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.06 and (B) no Default shall have occurred and be continuing. Any such designation by such Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of such Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S." and "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

            "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

            Except as set forth in Section 4.06(e), whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

            "U.S. Steelmaking Business" means any business material to the operations of the Company in which the Company was engaged on the Issue Date.

            "USWA Mortgage" has the meaning set forth in the definition of Permitted First Mortgage Bonds Collateral Liens.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

      SECTION 1.02 Other Definitions.

            The definitions of the following terms may be found in the sections indicated as follows:

                             Term                                               Defined in Section
                             ----                                               ------------------
"Additional Amounts"...................................................               4.18
"actual knowledge".....................................................               7.02
"Affiliate Transaction"................................................               4.09
"Calculation Agent"....................................................               2.04
"Change of Control Offer"..............................................               4.14(a)
"Change of Control Payment Date".......................................               4.14(b)
"Change of Control Purchase Price".....................................               4.14(a)
"Company Parent".......................................................               1.01
"Covenant Defeasance"..................................................               9.03
"DTC Agent Members"....................................................               2.16(a)
"Events of Default"....................................................               6.01
"Global Notes".........................................................               2.16(a)

                             Term                                               Defined in Section
                             ----                                               ------------------
"Initial Lien".........................................................               4.08
"Legal Defeasance".....................................................               9.02
"Net Proceeds Offer"...................................................               4.10
"Net Proceeds Payment Date"............................................               4.10
"Offered Price"........................................................               4.10
"Other Notes"..........................................................               2.02
"Paying Agent".........................................................               2.04
"Register".............................................................               2.04
"Registrar"............................................................               2.04
"Regulation S Global Note".............................................               2.16(a)
"Regulation S Notes"...................................................               2.02
"Relevant Taxing Jurisdiction".........................................               4.18
"Restricted Global Note"...............................................               2.16(a)
"Restricted Period"....................................................               2.16(f)
"Rule 144A Notes"......................................................               2.02
"Successor Company"....................................................               5.01
"Successor Issuer".....................................................               1.01
"Successor Parent".....................................................               4.22
"Taxes"................................................................               4.18

      SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. All terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by a rule of the SEC and not otherwise defined herein have the meanings therein assigned to them.

      SECTION 1.04 Rules of Construction.

            Unless the context otherwise requires:

            (a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (b) "or" is not exclusive;

            (c) words in the singular include the plural, and in the plural include the singular;

            (d) words used herein implying any gender shall apply to all genders;

            (e) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subsection;

            (f) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with the definition of GAAP set forth in
      Section 1.01; and

            (g) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                  ARTICLE TWO

                                   THE NOTES

      SECTION 2.01 Amount of Notes.

            The Trustee shall authenticate the Original Fixed Rate Notes and the Original Floating Rate Notes for original issue on the Issue Date upon receipt of a written order of the Issuer in the form of an Officers' Certificate of the Issuer. In addition, the Trustee or an authenticating agent shall, upon receipt of a written order of the Issuer in the form of an Officer's Certificate of the Issuer and an Opinion of Counsel of the Issuer, authenticate Additional Notes of any series in accordance with Section 2.19. Such written order shall specify the amount of Notes of each series to be authenticated and the date on which such Notes are to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.19, such Officer's Certificate of the Issuer shall certify that such issuance shall not be prohibited by Section 4.06.

            Upon receipt of an Issuer Request and an Officers' Certificate of the Issuer certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective under the Securities Act and that the conditions precedent to a Private Exchange thereunder have been met, the Trustee shall authenticate additional Notes of each series in an aggregate principal amount not to exceed $800,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange.

      SECTION 2.02 Form and Dating.

            The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1, with respect to the Floating Rate Notes, and Exhibit A-2, with respect to the Fixed Rate Notes, which are incorporated in and form a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit B and Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit B. Notes transferred pursuant to Section 2.17(a) ("Other Notes") shall be represented by a Physical Note bearing the Private Placement Legend. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

            Upon the occurrence of the exchange offer in accordance with the Registration Rights Agreement, Exchange Notes issued by the Issuer shall be substantially in the form set forth in Exhibit A-1 if exchanged for the Floating Rate Notes and Exhibit A-2 if exchanged for the Fixed Rate Notes (but shall not contain paragraph 9 thereof).

            The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of the Notes conflicts with the provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

      SECTION 2.03 Execution and Authentication.

            One Officer shall sign the Notes for the Issuer by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Request for authentication and delivery of such Notes, and the Trustee, in accordance with such Issuer Request, shall authenticate and deliver such Notes.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            Upon prior notice to, and approval by (which approval shall not be unreasonably withheld), the Issuer, the Trustee may appoint an authenticating agent to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

      SECTION 2.04 Registrar, Paying Agent and Calculation Agent.

            The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served and will appoint an agent (the "Calculation Agent") to determine the interest rate on the Floating Rate Notes. The Registrar shall keep a register (the "Register") of the names and address of the Holders and the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Issuer may change any Paying Agent, Registrar or Calculation Agent without notice to any Holder. The Issuer or any of its Affiliates may act as Paying Agent or Registrar but not as Calculation Agent.

            The Issuer shall enter into an appropriate agency agreement, which shall incorporate applicable provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar, Paying Agent or Calculation Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

            The Issuer initially appoints the Trustee as Registrar, Paying Agent and Calculation Agent in connection with the Notes and this Indenture.

      SECTION 2.05 Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on any series of the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or any Guarantor), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes or any Guarantor) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in clause (1) or
(2) of Section 6.01 hereof, upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

      SECTION 2.06 Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of each series of Notes. Such list shall be in written form or any other form capable of being converted into written form within a reasonable time. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each interest payment date for either series of Notes, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders or the applicable series of Notes. The Trustee may rely on the lists of Holders provided by the Issuer.

      SECTION 2.07 Transfer and Exchange.

            Subject to Sections 2.16 and 2.17, when Notes of either series are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request in accordance with Section 2.03 hereof. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 3.10, 4.10, 4.14 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note of a series for a period of 15 days immediately preceding the mailing of notice of redemption of Notes of such series to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

            Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

            Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities laws.

            Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer's compliance with or have any responsibility with respect to the Issuer's compliance with any U.S. federal or state securities laws.

      SECTION 2.08 Replacement Notes.

            If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of the applicable series if (a) the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and (b) the requirements of Section 8-405 of the New York Uniform Commercial Code (or applicable provision at the time of such replacement) are met. An indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, any Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

            In case any such mutilated, destroyed, lost or stolen Note has become, or shall become within 30 days, due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

      SECTION 2.09 Outstanding Notes.

            The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

            If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

      SECTION 2.10 Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes or Notes of any series have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any Person directly or indirectly controlling or controlled by or under common control with the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which the Trustee has received an Officers' Certificate of the Issuer stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

      SECTION 2.11 Temporary Notes.

            Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced in any authorized denomination. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, omissions, substitutions and other variations that the Issuer considers appropriate for temporary Notes and that the Issuer shall have identified to the Trustee in writing. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

      SECTION 2.12 Cancellation.

            The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes and deliver a certificate of destruction thereof to the Issuer unless the Issuer directs the Trustee in writing to deliver canceled Notes to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

      SECTION 2.13 Defaulted Interest.

            If the Issuer defaults on a payment of interest on the Notes of any series, it shall pay the defaulted interest in any lawful manner, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with paragraph 1 of the applicable Notes, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes of any series may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

      SECTION 2.14 CUSIP Number.

            The Issuer in issuing any series of Notes may use one or more "CUSIP" or "ISIN" numbers, and if so, each such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP or ISIN number.

      SECTION 2.15 Deposit of Moneys.

            Prior to noon, New York City time, on each interest payment date and the Maturity Date for each series of Notes, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on the applicable series of Notes on such interest payment date or the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders of such series of Notes on such interest payment date or the Maturity Date, as the case may be. Except as otherwise provided herein, the principal and interest on Global Notes shall be payable to DTC or the nominee of DTC, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

      SECTION 2.16 Book-Entry Provisions for Global Notes.

            (a) Rule 144A Notes initially shall be represented by one or more notes of each series in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall each bear a legend as set forth in Exhibit C. The Global Notes initially shall (i) be registered in the name of DTC or the nominee of DTC, in each case, for credit to an account of DTC Agent Members, (ii) be delivered to the Trustee as custodian for DTC and (iii) in the case of the Restricted Global Notes or the Regulation S Global Notes, bear legends as set forth in Exhibit B.

            Neither members of, nor direct or indirect participants in, DTC ("DTC Agent Members") shall have any rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under the Global Notes, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and DTC Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfer of such Global Notes in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of DTC and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository within 90 days of such event, or (ii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to clause
(b) of this Section 2.16, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of any Global Note as an entirety to beneficial owners pursuant to clause (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note delivered in exchange for an interest in a Global Note that is a Restricted Note pursuant to clause (b), (c) or (d) of this
Section 2.16 shall, except as otherwise provided by clause (c) of Section 2.17, bear the Private Placement Legend unless the Issuer determines otherwise in compliance with applicable law.

            (f) On or prior to the 40th day after the later of the commencement of the Offering and the Issue Date (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or Clearstream, as indirect participants in DTC, unless transferred to a Person who takes delivery in the form of an interest in the Restricted Global Note only upon receipt by the Trustee and the Issuer of a written certification from the transferor to the effect that such transfer is being made (i)(A) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (B) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

            (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee (i) a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream and (ii) at the option of the Trustee and the Issuer, an Opinion of Counsel reasonably satisfactory to the Trustee and the Issuer to the effect that such transfer is in accordance with Regulation S or Rule 144, as the case may be.

            (h) Any beneficial interest in a Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including DTC Agent Members and Persons that may hold interests through DTC Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      SECTION 2.17 Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (A) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act, or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or
      (B) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar and the Issuer a certificate substantially in the form of Exhibit D hereto and, at the request of the Registrar and the Issuer, an Opinion of Counsel reasonably satisfactory to the Registrar and the Issuer to the effect that such transfer is in accordance with the Securities Act or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar and the Issuer a certificate substantially in the form of Exhibit E hereto and, at the request of the Registrar and the Issuer, an Opinion of Counsel reasonably satisfactory to the Registrar or the Issuer to the effect that such transfer is in accordance with the Securities Act; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer and, at the request of the Registrar and the Issuer, the proposed transferor shall deliver an Opinion of Counsel reasonably satisfactory to the Registrar and the Issuer to the effect that such transfer is in accordance with the Securities Act; and

            (ii) if the proposed transferor is a DTC Agent Member holding a beneficial interest in the Restricted Global Note, and the proposed transferee is either a Non-U.S. Person who is receiving a beneficial interest in the Regulation S Global Note or any Person who requests delivery in the form of Physical Notes, upon receipt by the Registrar of
      (A) the documents, if any, required by clause (a)(i) of this Section 2.17 and (B) instructions given in accordance with DTC's and the Registrar's procedures, whereupon (C) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note to be transferred, and (D) (I) with respect to transfers to a Non-U.S. Person receiving a beneficial interest in the Regulation S Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note transferred or (II) with respect to a Person who requests delivery in the form of Physical Notes, the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

            (i) (A) if the Restricted Note consists of Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided on such Holder's Note stating, or has otherwise advised the Issuer and the Registrar in writing, that such transferee represents and warrants that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, and (B) if the Restricted Note consists of an interest in the

      Restricted Global Note, unless otherwise provided in this Indenture, the transfer of such interest may only be effected through the book-entry system maintained by the Depository; and

            (ii) if the proposed transferee is a DTC Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Transfers of Interests in a Regulation S Global Note Prior to Expiration of Restricted Period. The following provisions shall apply with respect to the registration of any proposed transfer of interests in a Regulation S Global Note prior to the expiration of the Restricted Period:

            (i) the Registrar shall register the transfer of an interest in the Regulation S Global Note, whether or not such Global Note bears the Private Placement Legend if (x) the proposed transferor has delivered to the Registrar a certificate stating that the proposed transferee is a Non-U.S. Person (except for a transfer to an Initial Purchaser) or (y) the proposed transferee is a QIB and the Registrar has received the documentation required by Section 2.17(b) or the proposed transfer is to any Institutional Accredited Investor which is not a QIB and the Registrar has received the documentation required by Section 2.17(a); and

            (ii) if the proposed transferee is a DTC Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(x) above, if required, and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and amount of such transfer of an interest in the Regulation S Global Note.

            (d) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(A) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

            (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges and agrees to the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and further agrees that it shall transfer such Note only as provided in this Indenture.

            The Registrar shall retain for a period of three years, copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

      SECTION 2.18 Computation of Interest.

            Interest on each series of Notes shall be computed on the basis set forth in the applicable Note.

      SECTION 2.19 Issuance of Additional Notes.

            The Issuer shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Original Notes of the applicable series, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto and terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that (i) such issuance shall be made in compliance with Section 4.06 and (ii) the Company has issued a like aggregate principal amount of First Mortgage Bonds of the corresponding series to the Issuer or a Finco Guarantor which have been pledged as Collateral.

            With respect to any Additional Notes, the Issuer shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

            (i) the aggregate principal amount of Notes of each series outstanding immediately prior to the issuance of such Additional Notes;

            (ii) the aggregate principal amount of such Additional Notes of each series to be authenticated and delivered pursuant to this Indenture;

            (iii) the issue price and the issue date of each series of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

            (iv) whether such Additional Notes shall be transfer restricted securities or shall be registered securities issued in the form of Exchange Notes.

                                 ARTICLE THREE

                                   REDEMPTION

      SECTION 3.01 Election To Redeem; Notices to Trustee.

            If the Issuer elects to redeem Notes pursuant to Section 3.07 or
3.08 of this Indenture, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes of each series to be redeemed and the redemption prices, and deliver to the Trustee an Officers' Certificate stating that such redemption shall comply with the conditions contained in Section 3.07 or Section 3.08, as applicable, of this Indenture. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

      SECTION 3.02 Selection by Trustee of Notes To Be Redeemed.

            In the event that fewer than all of the Notes of any series are to be redeemed, the Trustee shall select the Notes of such series to be redeemed, if the Notes of such series are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes of such series are not so listed, either on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Fixed Rate Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. The Trustee shall promptly notify the Issuer of the Notes of each series selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      SECTION 3.03 Notice of Redemption.

            At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the Register.

            The notice shall identify the Notes to be redeemed (including the CUSIP or ISIN numbers thereof, if any) and shall state:

            (1) the Redemption Date;

            (2) the redemption price and the amount of premium, if any, and accrued and unpaid interest to be paid;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

            (7) the provision of this Indenture pursuant to which the Notes called for redemption are being redeemed;

            (8) the aggregate principal amount of Notes that are being redeemed; and

            (9) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

            At the Issuer's written request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's sole expense; provided, however, that the Issuer shall provide the information to be stated in such notice as provided in the preceding paragraph.

      SECTION 3.04 Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including premium, if any, plus accrued and unpaid interest to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including premium, if any, plus accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

      SECTION 3.05 Deposit of Redemption Price.

            On or prior to noon, New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

            On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest on Notes called for redemption shall have been deposited with the Paying Agent in accordance with the preceding paragraph, the Notes called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of, premium, if any, and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

      SECTION 3.06 Notes Redeemed in Part.

            Upon surrender of a Note of a series that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note of such series equal in principal amount to the unredeemed portion of the Note surrendered.

      SECTION 3.07 Optional Redemption of Fixed Rate Notes.

            Except as set forth in the following paragraph and Section 3.10, the Issuer may not redeem the Fixed Rate Notes prior to April 1, 2009. On and after April 1, 2009, the Issuer may redeem all or a portion of the Fixed Rate Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the Redemption Date), plus accrued and unpaid interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Year                                                    Redemption Price
----                                                    ----------------
2009.............................................           104.875%
2010.............................................           103.250%
2011.............................................           101.625%
2012 and thereafter..............................           100.000%

            Notwithstanding the foregoing, before April 1, 2007, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of the Fixed Rate Notes (including Additional Notes, if any, that are Fixed Rate Notes) originally issued at a redemption price (expressed as a percentage of principal amount) of 109-3/4%, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds from one or more Equity Offerings to the extent, in the event such Equity Offering is made by Parent, such proceeds are actually contributed to the Company; provided that (1) at least 65% of the aggregate principal amount of Fixed Rate Notes originally issued remains outstanding immediately after the occurrence of each such redemption (other than Fixed Rate Notes held, directly or indirectly, by the Issuer or its Affiliates); and (2) each such redemption occurs within 60 days after the date of the related Equity Offering.

      SECTION 3.08 Optional Redemption of Floating Rate Notes.

            Except as set forth in Section 3.10, the Issuer may not redeem the Floating Rate Notes prior to April 1, 2006. On and after April 1, 2006, the Issuer may redeem all or a portion of the Floating Rate Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the Redemption Date), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Year                                                    Redemption Price
----                                                    ----------------
2006.............................................           103.000%
2007.............................................           102.000%
2008.............................................           101.000%
2009 and thereafter..............................           100.000%

      SECTION 3.09 Purchase of Notes.

            The Issuer or any of its Subsidiaries shall have the right at any time and from time to time to purchase Notes in the open market (which shall include purchase from or through an investment dealer, investment bank or firm holding membership in a stock exchange or the National Association of Securities Dealers, Inc.) or by tender or by private contract or otherwise, at any price, provided that the Issuer complies with any securities laws or regulations applicable to any such purchase including, but not limited to Rule 14e-1 under the Exchange Act.

      SECTION 3.10 Redemption for Changes in Withholding Tax.

            The Issuer will be entitled to redeem the Notes, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days' notice, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts or indemnification payments as a result of:

            (1) a change in or an amendment to the laws (including any regulations promulgated thereunder) of a Relevant Taxing Jurisdiction, which change or amendment is announced after the date of the Offering Memorandum; or

            (2) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced after the date of the Offering Memorandum, and, in each case, the Issuer cannot avoid such obligation by taking reasonable measures available to it.

            Before the Issuer publishes or mails notice of redemption of the Notes as described above, the Issuer will deliver to the Trustee an Officers' Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that the Issuer would be obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations. No such notice of redemption may be given more than 60 days before or more than 270 days after the Issuer first becomes liable to pay any Additional Amounts or indemnification payments as a result of a change or amendment described above.

                                  ARTICLE FOUR

                                   COVENANTS

      SECTION 4.01 Payment of Notes.

            The Issuer shall pay the principal of and interest (including all Additional Interest) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (if other than the Issuer, a Subsidiary of the Issuer or any Guarantor) holds on that date money designated for and sufficient to pay such installment.

            The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue installments of interest, to the extent lawful, at the rate specified in the Notes of each series.

      SECTION 4.02 Reports to Holders.

            Notwithstanding that the Issuer and the Guarantors may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer and the Guarantors will file with the SEC and provide the Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections (which shall include (i) consolidated financial statements of Ispat Inland, L.P. and its Subsidiaries, including the Issuer, prior to a Permitted Finco Collapse Transaction and (ii) financial statements of the Issuer following a Permitted Finco Collapse Transaction); provided, that in lieu of any annual report required of U.S. corporations, Parent may file and provide such annual report required of foreign private issuers subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

            In addition, the Issuer and the Guarantors shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

      SECTION 4.03 Waiver of Stay, Extension or Usury Laws.

            The Issuer and any Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and any Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and any Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

      SECTION 4.04 Compliance Certificate.

            (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and the Guarantors during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Issuer and each Guarantor has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and any Guarantors are taking or propose to take with respect thereto.

            (b) The Issuer and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and, in any event within 30 days, upon any Officer becoming aware of any Default, an Officers' Certificate specifying such Default and what action the Issuer and any Guarantors are taking or propose to take with respect thereto.

            (c) The Issuer shall promptly provide written notice to the Trustee of any change in its fiscal year.

      SECTION 4.05 Taxes.

            The Issuer and any Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

      SECTION 4.06 Limitation on Indebtedness.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided that the Company and the Company Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.

            (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

            (1) Indebtedness Incurred pursuant to the Credit Agreements (including any Guarantees thereof); provided that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the sum of (x) 65% of the book value of the inventory of the Company and its Restricted Subsidiaries (other than any inventory constituting Inventory and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction); and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable constituting Receivables and Related Assets pledged, sold or otherwise transferred or encumbered in connection with a Qualified Securitization Transaction);

            (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness (other than customary Indebtedness to a Securitization Subsidiary or Indebtedness to a Company Guarantor), such Indebtedness is expressly subordinated after a Default to the prior payment in full in cash of all obligations with respect to the Notes;

            (3) Indebtedness Incurred under the First Mortgage Bonds in an aggregate principal amount of $800.0 million issued as Collateral for the Notes;

            (4) Indebtedness outstanding on the Issue Date (but excluding Indebtedness described in clause (1), (2) or (3) of this Section 4.06(b));

            (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 4.06;

            (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) above, this clause (6) or clause (17) below; provided that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

            (7) Hedging Obligations Incurred to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates, commodity prices and exchange rates and not for speculative purposes;

            (8) Indebtedness Incurred by a Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that in the event such Securitization Subsidiary ceases to qualify as a Securitization Subsidiary or such Indebtedness in any other manner falls outside this clause (8), such Indebtedness will be deemed, in each case, to be Incurred at such time by such Securitization Subsidiary other than in reliance on this clause (8);

            (9) Indebtedness (including Capital Lease Obligations) of the Company or any Restricted Subsidiary (including any Refinancing Indebtedness with respect thereto) Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Indebtedness assumed in connection with the acquisition of any such assets, in an aggregate principal amount which, when taken together with all other Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to this clause (9) and then outstanding, does not exceed $50.0 million;

            (10) Indebtedness of the Company or any Restricted Subsidiary arising from customary agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, fixed or capital assets or a Subsidiary;

            (11) any Guarantee by the Company or a Company Guarantor of any Indebtedness of the Company or a Restricted Subsidiary (other than a Securitization Subsidiary and other than Indebtedness of a Restricted Subsidiary to which the proviso to clause (6) applies) that was permitted to be Incurred by the Company or such Restricted Subsidiary under the terms of this Section 4.06 at the time so Incurred;

            (12) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, but only to the extent that such Indebtedness is satisfied within five Business Days of Incurrence;

            (13) obligations of the Company or any Restricted Subsidiary in respect of bid, performance, surety or appeal bonds and completion guarantees provided in the ordinary course of business of the Company and its Restricted Subsidiaries;

            (14) Indebtedness consisting of Note Guarantees of the Company and the Company Guarantors;

            (15) Subordinated Obligations in an aggregate amount not exceeding $100.0 million at any time outstanding; provided that the Stated Maturity of such Subordinated Obligations is no earlier than the 91st day following the Stated Maturity of the Fixed Rate Notes;

            (16) Indebtedness of the Company and the Company Guarantors in an aggregate principal amount not to exceed $50.0 million at any time outstanding; and

            (17) Indebtedness of the Company or any Restricted Subsidiary incurred during any Suspension Period.

            (c) Notwithstanding the foregoing, the Company shall not permit the aggregate principal amount of Bonds outstanding at any one time to exceed $900.0 million plus, for as long as the PBGC Agreement is in effect, up to $160 million of Series X Bonds pledged to the PBGC.

            (d) For purposes of determining compliance with this Section 4.06,
      (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

            (e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness being Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

            (f) At any time other than during a Suspension Period, the Company will not, and will not permit any Company Guarantor to, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Company Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the First Mortgage Bonds (in the

Bonds (in the case of the Company) and the Note Guarantee of the Company or such Company Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Company Guarantor, as the case may be.

      SECTION 4.07 Limitation on Restricted Payments.

            (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company would not be permitted to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.06; or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the beginning of the first full fiscal quarter commencing after the Issue Date to the end of the most recent fiscal quarter for which financial statements have been made publicly available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                  (B) 100% of the aggregate Net Cash Proceeds received by the
            Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                  (C) the amount by which Indebtedness of the Company issued after the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company into Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

                  (D) an amount equal to the sum of (x) the net reduction in the
            Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person after the Issue Date resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary, (y) the amount of any Guarantee or similar arrangement that has terminated or expired or by which it has been reduced to the extent that it was treated as a Restricted Payment after the Issue Date, net of any amounts paid by the Company or a Restricted Subsidiary in respect of such Guarantee or similar arrangement, and (z) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the amounts set forth in clauses (x), (y) and (z) above shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary as reduced pursuant to clause (b)(7) below; minus

                  (E) an amount equal to the contributions required to be made by the Company or any Restricted Subsidiary to the Ispat Inland Inc. Pension Plan following the Issue Date pursuant to Section III.A.4 of the July 9, 2003 amendment to the PBGC Agreement relating to excess EBITDA contributions to the Ispat Inland Inc. Pension Plan.

            (b) The preceding provisions will not prohibit:

            (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause
      (3)(B) of paragraph (a) above;

            (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Company Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of,

      Subordinated Obligations; provided that (A) the Stated Maturity of the Subordinated Obligations being issued or exchanged to purchase, redeem, defease, acquire or retire for value such existing Subordinated Obligations shall be no earlier than the 91st day following the Maturity Date of the Fixed Rate Notes and (B) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.07; provided that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided, further, that such dividend shall be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

            (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of such repurchases and other acquisitions shall not exceed $1,000,000 in any calendar year; provided, further, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

            (5) Investments in the Existing Joint Ventures in an aggregate amount not exceeding $15.0 million per twelve-month period since the Issue Date; provided that to the extent Investments in the Existing Joint Ventures actually made in any twelve-month period are less than the amount permitted to be made (giving effect to all previous carryforwards on a cumulative basis), the amount of the difference may be carried forward and used in a subsequent twelve-month period; provided, further, that such Investments shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

            (6) advances to the Existing Joint Ventures to fund working capital requirements in the ordinary course of business in an aggregate principal amount outstanding at any time not to exceed $10.0 million; provided that such advances shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

            (7) Restricted Payments not exceeding $25.0 million in the aggregate; provided that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and
      (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; provided, further, that any such Restricted Payment made after the Issue Date shall no longer be included in such $25.0 million to the extent (A) in the case of a Restricted Payment that is an Investment, (i) the Company or any Restricted Subsidiary (x) has received a return of capital in respect thereof or (y) if such Investment was a loan or advance, has received cash in repayment of such loan or advance and (B) in the case of a Restricted Payment that is a Guarantee or similar arrangement, such Guarantee or similar arrangement has terminated or expired or, to the extent such Guarantee or similar arrangement has been reduced, net of any amounts paid by the Company or a Restricted Subsidiary in respect of such Guarantee or similar arrangement and (ii) the Company has elected to have the amount received pursuant to the foregoing clause (i) increase the amount of Restricted Payments available pursuant to this clause (b)(7) in lieu of increasing the amount set forth in clause (a)(3)(D) above;

            (8) Restricted Payments made during any Suspension Period; provided that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

            (9) any Note Guarantee; provided that such Note Guarantees shall be excluded in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above;

            (10) in connection with any Permitted Finco Collapse Transaction, the Restricted Payment, if any, deemed to be made pursuant to the last paragraph of the definition of "Permitted Finco Collapse Transaction"; provided that such Restricted Payment shall be included in the calculation of the amount of Restricted Payments under clause (3) of paragraph (a) above; and

            (11) Refinancing Indebtedness in respect of the Company's Guarantee of Indebtedness of I/N Kote outstanding on the Issue Date.

      SECTION 4.08 Limitation on Liens.

                  (a) The Company will not, and will not permit any Restricted
            Subsidiary to, directly or indirectly, Incur or permit to exist any Lien on the First Mortgage Bonds Collateral other than Permitted First Mortgage Bonds Collateral Liens.

                  (b) The Company will not, and will not permit any of its
            Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien on the Inventory Collateral other than Permitted Inventory Collateral Liens.

                  (c) The Company will not, and will not permit any of its
            Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien on the Capital Stock of any Subsidiary of the Company that directly or indirectly owns any interest in I/N Kote or I/N Tek, other than Permitted Liens of the types described in clauses (2) and
            (4) of the definition of "Permitted Liens"; provided that the foregoing will not apply to the extent the Company or a Company Guarantor effectively provides that the applicable Note Guarantees shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  (d) The Company will not, and will not permit any Restricted
            Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens; provided that the foregoing will not apply to the extent the Company or a Company Guarantor effectively provides that the applicable Note Guarantees shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

                  (e) Any Lien created for the benefit of the Holders of the
            Notes pursuant to the provisos in (c) and (d) of this Section 4.08 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien (or Lien upon the applicable Capital Stock, as applicable).

      SECTION 4.09 Limitation on Affiliate Transactions.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

            (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

            (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the Board of Directors of the Company has determined in good faith that the criteria set forth in clause (1) are satisfied and has approved the relevant Affiliate Transaction as evidenced by a resolution; and

            (3) if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

            (b) The provisions of the preceding paragraph (a) will not prohibit:

            (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.07;

            (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Parent or the Company;

            (3) loans or advances to employees or directors in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time;

            (4) indemnities made in the ordinary course of business to employees or directors of the Company, its Subsidiaries, the Issuer and the Finco Guarantors;

            (5) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries or Parent;

            (6) any transaction with a Restricted Subsidiary or joint venture or similar entity (including, without limitation, the Existing Joint Ventures) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary or joint venture or similar entity (including, without limitation, the Existing Joint Ventures);

            (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

            (8) the purchase and sale of raw materials, steel and steel-related products and services with Affiliates conducted in the ordinary course of business of the Company and its Restricted Subsidiaries, the terms of which are no less favorable to the Company or any Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate;

            (9) the payment of reasonable management fees to Parent or its Subsidiaries in an aggregate amount not to exceed $10.0 million in any fiscal year;

            (10) sales or other transfers or dispositions of (x) Receivables and Related Assets and (y) Inventory and Related Assets each in Qualified Securitization Transactions, acquisitions of Permitted Investments in connection with a Qualified Securitization Transaction and the entering into of Standard Securitization Undertakings in connection with a Qualified Securitization Transaction;

            (11) any transaction with the Issuer or, prior to a Permitted Finco Collapse Transaction, any Finco Guarantor; and

            (12) any Affiliate Transaction entered into during any Suspension Period.

      SECTION 4.10 Limitation on Sales of Assets and Subsidiary Stock.

            (a) At any time other than during a Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

            (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition;

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                  (A) first, (i) to the extent that such Asset Disposition is of assets other than Inventory Collateral, to the extent the Company elects or is required, to repay Indebtedness under any Credit Agreement and (ii) to the extent such Asset Disposition is of Inventory Collateral, to the extent the Company elects or is required, to repay Indebtedness secured by a Permitted Inventory Collateral Lien on the Inventory Collateral ranking prior to the Lien securing the Company's Note Guarantee;

                  (B) second, to the extent of the balance of such Net Available
            Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year (or enter into a binding commitment therefor within such one-year period and acquire such Additional Assets within 6 months after such one-year period) from the later of the date of such Asset Disposition or the receipt of such Net Available Cash and to the extent the assets disposed of constituted Inventory Collateral, such Additional Assets shall be Inventory Collateral;

                  (C) third, to the extent of the balance of such Net Available
            Cash after application in accordance with clauses (A) and (B), the Issuer will make an offer (a "Net Proceeds Offer") to the Holders of the Notes (and (i) except to the extent such Net Available Cash was from an Asset Disposition of Inventory Collateral, the Company may make an offer to holders of other Senior Indebtedness of the Company designated by the Company and (ii) to the extent such Net Available Cash was from an Asset Disposition of Inventory Collateral, the Company may make an offer to holders of other Indebtedness with a Permitted Inventory Collateral Lien ranking prior to or pari passu with the Lien on the Inventory Collateral securing the Company's Note Guarantee) to purchase Notes (and, if applicable, such other Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture; and

                  (D) fourth, any balance of such Net Available Cash after
            application in accordance with clauses (A), (B) and (C) above (or to the extent any offer made in accordance with clause (C) above is not accepted) may be used by the Company for its general corporate purposes.

            Notwithstanding the foregoing provisions of this Section 4.10, the Issuer will not be required to apply any Net Available Cash in accordance with clause (C) above until such time as the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with clauses (A) and (B) exceeds $10.0 million. Pending application of Net Available Cash pursuant to this Section 4.10, such Net Available Cash may be invested in any manner not prohibited by this Indenture or applied to temporarily reduce revolving credit indebtedness.

            (b) For the purposes of Section 4.10(a), the following are deemed to be cash or cash equivalents:

            (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

            (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

            (c) In the event of an Asset Disposition that requires or results in a Net Proceeds Offer pursuant to clause (a)(3)(C) above, the Issuer will purchase Notes tendered pursuant to such offer by the Company for the Notes (and, if applicable, the Company will purchase such other Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, subject to the text below relating to a lesser price, in the event such other Indebtedness of the Company was issued with original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Indebtedness) (the "Offered Price"). Upon the commencement of a Net Proceeds Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Net Proceeds Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state that:

            (i) the Net Proceeds Offer is being made pursuant to this Section 4.10;

            (ii) the Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is mailed (the "Net Proceeds Payment Date");

            (iii) any Notes not tendered or accepted for payment shall continue to accrete or accrue interest;

            (iv) unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrete or accrue interest after the Net Proceeds Payment Date;

            (v) Holders electing to have a Note purchased pursuant to any Net Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Net Proceeds Payment Date;

            (vi) Holders shall be entitled to withdraw their election if the Issuer, the depository or the Paying Agent, as the case may be, receives, not later than the Net Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (vii) if the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Notes and, if applicable, such other Indebtedness will be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof; and

            (viii) Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

            (d) On the Net Proceeds Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer; (2) deposit with the Paying Agent U.S. Dollars sufficient to pay the Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Net Proceeds Offer on the Net Proceeds Payment Date.

            (e) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. However, if the Net Proceeds Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

            (f) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

      SECTION 4.11 Limitation on the Sale or Issuance of Capital Stock of
                   Restricted Subsidiaries.

            At any time other than during a Suspension Period, the Company

            (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

            (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless:

                  (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries owns any Capital Stock of such Restricted Subsidiary; or

                  (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under Section 4.07 if made on the date of such issuance, sale or other disposition.

            SECTION 4.12 Limitation on Restrictions on Distributions from
                         Restricted Subsidiaries.

            The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

            (1) with respect to clauses (a), (b) and (c),

                  (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (B) any encumbrance or restriction with respect to a
            Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date which encumbrance or restriction does not relate to any Person other than such Restricted Subsidiary;

                  (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A), (B) or (G) of clause (1) of this Section 4.12 or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this Section 4.12 or this clause (C); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not less favorable in any material respect to the Holders of Notes than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements (as determined by the Company in its reasonable judgment);

                  (D) any encumbrance or restriction with respect to a
            Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger of such Qualified Securitization Transaction in similar types of documents relating to the purchase of similar receivables, other rights to payment or inventory in connection with the financing thereof;

                  (E) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (F) customary provisions in joint venture agreements relating solely to the securities, assets and revenues of such joint venture; and

                  (G) encumbrances or restrictions incurred or entered into
            during any Suspension Period; and

            (2) with respect to clause (c) only,

                  (A) any such encumbrance or restriction (i) consisting of
            customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or (ii) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract;

                  (B) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

                  (C) any encumbrance or restriction by virtue of any transfer or agreement to transfer, option or right with respect to, or Lien on, any property or assets of any Restricted Subsidiary not otherwise prohibited by this Indenture.

SECTION 4.13      Legal Existence.

            Subject to Article Five and except to the extent permitted as a Permitted Finco Collapse Transaction, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of the Company, the Finco Guarantors and each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), licenses and franchises of the Issuer, the Company, the Finco Guarantors and the Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole.

      SECTION 4.14 Change of Control Offer.

            (a) Within 30 days following any Change of Control (other than a Change of Control that occurs during a Suspension Period), the Issuer shall be obligated to make an offer to purchase (the "Change of Control Offer") all outstanding Notes at a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the Change of Control Payment Date in accordance with this
Section 4.14.

            (b) Within 30 days of the occurrence of a Change of Control, the Issuer shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.14 and that all Notes tendered shall be accepted for payment;

            (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

            (3) that any Note not tendered shall continue to accrue interest;

            (4) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders accepting the offer to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;

            (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

            (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance;

            (9) the name and address of the Paying Agent; and

            (10) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case, after giving effect to the Change of Control).

            On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuer shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party (i) makes the Change of Control Offer in the manner and at the time and otherwise in compliance with this Section 4.14, and (ii) purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

                  The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.14 by virtue thereof.

      SECTION 4.15 Limitation on Sale/Leaseback Transactions.

            The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

            (1) the Company or such Restricted Subsidiary would be entitled to
      (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.06 and
      (B) create a Lien on such property securing such Attributable Debt pursuant to Section 4.08;

            (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such property; and

            (3) the Company applies the proceeds of such transaction in compliance with Section 4.10.

      SECTION 4.16 Limitation on Business Activities.

            At any time except during a Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, enter into any line of business other than the businesses engaged in by the Company and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.

      Section 4.17 Limitation on Amendment of Mortgage.

            The Company shall not permit any amendment to be made to the Mortgage, which requires the consent of holders of the Bonds, unless the holders of a majority in aggregate principal amount of the Notes outstanding have consented thereto.

      SECTION 4.18 Payment of Additional Amounts.

            (a) The Issuer and the Guarantors will make all payments under or with respect to the Notes and the Note Guarantees free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter "Taxes") imposed or levied by or on behalf of Canada, The Netherlands or any political subdivision or any authority or agency therein or thereof having power to tax, or by any other jurisdiction in which the Issuer or any Guarantor is organized or is otherwise resident or conducts business for tax purposes or any jurisdiction from or through which payment is made by the Issuer or any Guarantor or its agents (each a "Relevant Taxing Jurisdiction"), unless the Issuer or any Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

            If the Issuer or any Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Note Guarantee, the Issuer or such Guarantor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by Holders of the Notes after such withholding or deduction (including any withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount such Holders would have received if such Taxes had not been withheld or deducted.

            (b) Notwithstanding the foregoing, the obligation to pay Additional Amounts shall not apply to any Taxes to the extent such Taxes would not have been so imposed

            (i) but for the existence of any present or former connection between the relevant Holder (or the beneficial owner of such Notes) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the mere acquisition, ownership, holding or disposition of any
      Note);

            (ii) but for the failure of the relevant Holder (or the beneficial owner of such Notes) to use its reasonable best efforts, to the extent such Holder (or beneficial owner) is legally entitled to do so, to comply upon written notice by the Issuer or a Guarantor delivered 60 days prior to any payment date with a request to satisfy any certification, identification or other reporting requirements, which shall include any applicable forms or instructions, whether imposed by statute, treaty, regulation or administrative practice, concerning the nationality or residence of such Holder or the connection of such Holder with the Relevant Taxing Jurisdiction;

            (iii) if the payment could have been made without such deduction or withholding if the relevant Holder had presented the Note for payment within 60 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 60-day period);

            (iv) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, member or beneficial owner been the actual Holder of such Note (but only if there is no material cost or expense associated with transferring such Notes to such beneficiary, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or beneficial owner); or

            (v) with respect to any Canadian Taxes imposed on a payment of, in lieu of, on account of, or in satisfaction of, interest (including deemed interest) made by the Issuer or a Guarantor which is a resident of Canada, where the beneficiary of such payment does not deal at arm's length with the Issuer or such Guarantor, as the case may be, for the purposes of the Income Tax Act (Canada).

The Issuer and the Guarantors will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer and the Guarantors will make reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Issuer and the Guarantors will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment or, if such tax receipts are not reasonably available to the Issuer or such Guarantor, such other documentation that provides reasonable evidence of such payment by the Issuer or such Guarantor.

            The Issuer and the Guarantors, jointly and severally, will indemnify and hold harmless each eligible Holder of Notes and, upon written request of any eligible Holder of Notes, reimburse such Holder for the amount of (i) any Taxes levied or imposed on and paid by such Holder as a result of payments made under or with respect to the Notes held by such Holder or any Note Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder after such reimbursement will not be less than the net amount such Holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the eligible Holder of Notes would not have been eligible to receive payment of Additional Amounts hereunder.

            At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of Notes on the payment date. Each such Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters.

            Whenever in this Indenture there is mentioned, in any context:

            (i) the payment of principal;

            (ii) purchase prices in connection with a redemption of Notes;

            (iii) interest; or

            (iv) any other amount payable on or with respect to any of the Notes or the Note Guarantees,

such reference shall be deemed to include payment of Additional Amounts or indemnification payments as described hereunder to the extent that, in such context, Additional Amounts or indemnification payments are, were or would be payable in respect thereof.

            The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture, the Pledge Agreement or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Notes, and the Issuer and the Guarantors, jointly and severally, will agree to indemnify the Holders for any such taxes paid by such Holders.

            The obligations described under this Section 4.18 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to the Issuer or any Guarantor and to any jurisdiction in which the Issuer or any Guarantor is organized or is otherwise resident or conducts business for tax purposes or any jurisdiction from or through which payment is made by the Issuer or any Guarantors or their respective agents

      SECTION 4.19 Limitation on Business and Activities of the Issuer and the
                   Finco Guarantors Prior to a Permitted Finco Collapse Transaction.

            Prior to the consummation of a Permitted Finco Collapse Transaction, neither the Issuer nor any Finco Guarantor will engage in any business or activities other than performing its obligations under this Indenture, the Pledge Agreement, the Purchase Agreement, the Registration Rights Agreement (and any customary future purchase agreement or registration rights agreement in connection with any offering of Additional Notes), the Finco Mirror Note, the Notes and the Note Guarantees, as applicable, and activities reasonably incidental thereto.

                  Without limitation of the foregoing restrictions, prior to the consummation of a Permitted Finco Collapse Transaction:

            (a) neither the Issuer nor any Finco Guarantor will, directly or indirectly, Incur or suffer to exist any Indebtedness or other liability other than pursuant to (i) the Finco Subordinated Note; (ii) the Notes issued on the Issue Date (and Additional Notes to the extent that the Company has issued a like principal amount of First Mortgage Bonds to the Issuer or a Finco Guarantor which have been pledged to the Trustee for the benefit of the Holders of Notes), this Indenture, the Pledge Agreement, the Note Guarantees, the Purchase Agreement and the Registration Rights Agreement (and any customary future purchase agreement or registration rights agreement relating to an offering of Additional Notes); (iii) Indebtedness among the Issuer and the Finco Guarantors consisting of Subordinated Obligations; (iv) Ispat Inland Finance, LLC's obligations (x) pursuant to any Inventory Intercreditor Agreement and (y) as pledgor of Bonds to the PBGC pursuant to the PBGC Pledge Agreement as in effect on the Issue Date and as amended to the extent no such amendment is adverse to the holders of Notes (it being understood that an amendment to the maturity of the Bonds and any increase in the interest rate applicable to the Bonds or other amendment which does not increase in any material respect the potential liability of Ispat Inland Finance, LLC thereunder shall not be deemed to be adverse to the holders); (v) liabilities for taxes as a result of the operation of the Issuer and the Finco Guarantors in accordance with this Indenture which are not yet due or which are being contested in good faith by appropriate proceeding and for which adequate reserves are being maintained; (vi) administrative expenses, including legal, SEC reporting and accounting expenses; and (vii) other liabilities incidental to the performance of their obligations under this Indenture, the Notes, the Note Guarantees and the Pledge Agreement and the other transactions contemplated hereby;

            (b) the Issuer and the Finco Guarantors will not sell or otherwise dispose of any of the Collateral other than pursuant to a Permitted Finco Collapse Transaction, including any shares of Capital Stock constituting a portion of the Collateral, or merge into or consolidate with any Person;

            (c) the Issuer and the Finco Guarantors will not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to this Indenture and the Pledge Agreement) on the ability of Ispat Inland, L.P. to make payments on the Finco Mirror Note in accordance with its terms or the ability of the Issuer or any Finco Guarantor to (i) make distributions on or repurchase its Capital Stock, (ii) make loans or advances to the Issuer, any Finco Guarantor or the Company or

      (iii) transfer any of its property or assets to the Issuer, a Finco Guarantor or the Company (other than restrictions on transfer of the Bonds of Ispat Inland Finance, LLC that are pledged to the PBGC under the PBGC Pledge Agreement);

            (d) Ispat Inland, L.P. shall maintain funds legally available to make payments on the Finco Mirror Note, and each of the other Finco Guarantors will maintain funds legally available in order to cause an amount of cash to be received by Ispat Inland, L.P. sufficient for Ispat Inland, L.P. to make payments on the Finco Mirror Note, in each case, on each date on which any payment is required to be made with respect to any Note;

            (e) Ispat Inland, L.P. will make payments on the Finco Mirror Note in accordance with its terms on each date on which any payment is required to be made and each of the other Finco Guarantors shall cause an amount of cash to be distributed to Ispat Inland, L.P. sufficient to provide funds for Ispat Inland, L.P. to make payments on the Finco Mirror Note on each date on which any payment is required to be made with respect to any Note;

            (f) the Issuer and the Finco Guarantors will not take or knowingly or negligently omit to take any action which action or omission would have the result of materially and adversely impairing the security interest with respect to the Collateral other than as expressly contemplated by this Indenture and the Pledge Agreement; and

            (g) the Issuer and the Finco Guarantors will not, directly or indirectly, redeem, repurchase or pay any dividend or any other distribution on any of Ispat Inland, L.P.'s Capital Stock or make any Investment in any Person other than (i) Investments in the Issuer or a Finco Guarantor, (ii) Investments consisting of loans of Excess Finco Proceeds to the Company in exchange for a like aggregate principal amount of Company Notes, (iii) Investments in the First Mortgage Bonds which are outstanding on the Issue Date and additional First Mortgage Bonds which are pledged as Collateral for the Notes, (iv) Investments in the Capital Stock of the Company, (v) Investments by Ispat Inland Finance, LLC in Bonds held by it on the Issue Date that are pledged to the PBGC pursuant to the PBGC Pledge Agreement, (vi) Investments in Temporary Cash Investments and (vii) Investments (which are not made out of cash or Temporary Cash Investments) by the Finco Guarantors in the Capital Stock of any direct or indirect parent company of the Company (which Investments may involve transfers of Capital Stock among the Finco Guarantors).

            Notwithstanding the foregoing, the Issuer and the Finco Guarantors shall be permitted to engage in a Permitted Finco Collapse Transaction.

      SECTION 4.20 Limitation on Business and Activities of Issuer Following a
                   Permitted Finco Collapse Transaction.


            Following the consummation of a Permitted Finco Collapse Transaction, the Issuer will not engage in any business or activities other than performing its obligations under this Indenture, the Pledge Agreement, the Purchase Agreement, the Registration Rights Agreement (and any customary future purchase agreement or registration rights agreement in connection with any offering of Additional Notes) and the Notes, and activities reasonably incidental thereto.

            Without limitation of the foregoing restrictions, following the consummation of a Permitted Finco Collapse Transaction:

            (a) the Issuer will not, directly or indirectly, Incur or suffer to exist any Indebtedness or other liability other than (i) pursuant to the Finco Subordinated Note; (ii) the Notes issued on the Issue Date (and Additional Notes to the extent that the Company has issued a like principal amount of First Mortgage Bonds to the Issuer which have been pledged to the Trustee for the benefit of the Holders of Notes), this Indenture, the Pledge Agreement, the Purchase Agreement and the Registration Rights Agreement (and any customary future purchase agreement or registration rights agreement relating to an offering of Additional Notes); (iii) liabilities for taxes as a result of the operation of the Issuer in accordance with this Indenture which are not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained; (iv) administrative expenses, including legal, SEC reporting and accounting expenses; (v) if the Bonds and the related obligations of Ispat Inland Finance, LLC under the PBGC Pledge Agreement were transferred to the Issuer in the Permitted Finco Collapse Transaction, the Issuer may have liabilities with respect to a pledge of such Bonds to the PBGC to the extent Ispat Inland Finance, LLC would have been permitted to have such liabilities prior to a Permitted Finco Collapse Transaction; (vi) other liabilities incidental to the performance of the Issuer's obligations under this Indenture, the Notes and the Pledge Agreement and the other transactions contemplated hereby; and (vii) liabilities under any Inventory Intercreditor Agreement;

            (b) the Issuer will not sell or otherwise dispose of any of the Collateral or merge into or consolidate with any Person;

            (c) the Issuer will not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to this Indenture and the Pledge Agreement) on the ability of the Issuer to (i) make loans or advances to the Company or (ii) transfer any of its property or assets (other than restrictions with respect to any Bonds pledged to the PBGC) to the Company;

            (d) the Issuer will not take or knowingly or negligently omit to take, any action which action or omission would have the result of materially and adversely impairing the security interest with respect to the Collateral other than as expressly contemplated by this Indenture and the Pledge Agreement; and

            (e) the Issuer will not redeem, repurchase or pay any dividend or any other distribution on any of its Capital Stock or make any Investment in any Person other than (i) Investments consisting of loans of Excess Finco Proceeds to the Company in exchange for a like aggregate principal amount of Company Notes, (ii) Investments in the First Mortgage Bonds which are outstanding on the Issue Date and additional First Mortgage Bonds which are pledged as Collateral for the Notes, (iii) Investments in the Capital Stock of the Company, (iv) Investments in Temporary Cash Investments and (v) Investments in Bonds and Capital Stock of the Company transferred to it in a Permitted Finco Collapse Transaction.

      SECTION 4.21 Limitation on Steelmaking Business.

            At any time other than during a Suspension Period, Parent will not and will not permit any of its Subsidiaries (other than the Company and its Subsidiaries) to, acquire any U.S. Steelmaking Business, unless upon the consummation of such acquisition (if such acquisition is otherwise in compliance with the requirements set forth in this Indenture), the U.S. Steelmaking Business is owned by the Company or any of its Restricted Subsidiaries.

      SECTION 4.22 Limitation on Merger or Consolidation of Parent.

            Parent will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Parent") shall be a Person organized and existing under the laws of any member nation of the European Union (as constituted on the Issue Date) or Canada or the laws of any political subdivision thereof or the laws of the United States of America, any State thereof or the District of Columbia and the Successor Parent (if not Parent) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Parent under its Note Guarantee and this Indenture;

            (2) immediately after giving pro forma effect to such transaction, no Default shall have occurred and be continuing;

            (3) Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

            (4) Parent shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

            (5) Parent shall have delivered an Opinion of Counsel in the jurisdiction of organization of Parent (if other than the United States) to the effect that the Holders of the Notes (other than Holders that are resident in such jurisdiction or that have a permanent establishment in such jurisdiction to which the Notes are attributable) will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such transaction and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

            The Successor Parent will be the successor to Parent and shall succeed to, and be substituted for, and may exercise every right and power of, Parent under Parent's Note Guarantee and this Indenture, and the predecessor Parent, except in the case of a lease, shall be released from its Note Guarantee and its other obligations under this Indenture.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

      SECTION 5.01 Limitation on Mergers, Amalgamations, Consolidations, Etc.

            (a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Mortgage, the First Mortgage Bonds, the Company's Note Guarantee and this Indenture;

            (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor

      Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3) at any time other than during a Suspension Period, immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.06;

            (4) at any time other than during a Suspension Period, immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and the Mortgage and that all necessary actions have been taken to preserve the priority and perfection of the Lien of the Mortgage on the First Mortgage Bonds Collateral; and

            (6) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

            The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note Guarantee, and the predecessor Company, except in the case of a lease, shall be released from the obligations under its Note Guarantee and this Indenture.

            (b) The Company will not permit any Company Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

            (1) except in the case of a Company Guarantor that has been disposed of in its entirety to another Person (other than to the Company or another Company Guarantor), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith, at any time other than during a Suspension Period, the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.10 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Subsidiary under its Note Guarantee and this Indenture;

            (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

            (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

      SECTION 6.01 Events of Default.

            Each of the following is an "Event of Default":

            (1) a default in the payment of interest or Additional Amounts on any Notes when due, and such default continues for 30 days;

            (2) a default in the payment of principal on any Notes when due whether at its Maturity Date, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

            (3) (i) the failure by the Company or any Company Guarantor to comply with its obligations under Section 5.01 or Section 4.17; (ii) the failure of the Issuer or any Finco Guarantor to comply with its obligations under clause (b) of Section 4.19 or clause (b) of Section 4.20; (iii) the failure by the Issuer or any Finco Guarantor to comply with any of its obligations under clauses (c) through (f) of Section 4.19, which failure continues for 30 days or the failure by the Issuer to comply with its obligations under clause (c) or (d) of Section 4.20, which failure continues for 30 days; or (iv) the failure by Parent to comply with its obligations under Section 4.21 or 4.22;

            (4) (i) the failure by the Company or any Company Guarantor, as the case may be, to comply for 30 days after notice with any of its obligations under Section 4.14 (other than a failure to purchase Notes which shall be governed by clause (2) above) or under Section 4.06, 4.07,
      4.08 or 4.10 (other than a failure to purchase Notes which shall be governed by clause (2) above) or (ii) the failure of the Issuer or any Finco Guarantor, as the case may be, to comply for 30 days after notice with any of its obligations under clause (a) or (g) of Section 4.19 or the failure by the Issuer to comply for 30 days after notice with any of its obligations in clause (a) or (e) of Section 4.20;

            (5) the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture, the Mortgage or the Pledge Agreement;

            (6) Indebtedness of Parent, the Company, any Company Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or in the case of Parent, $25.0 million;

            (7) the Issuer or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                  (d) makes a general assignment for the benefit of its
            creditors;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Issuer or any Guarantor as
            debtor in an involuntary case,

                  (b) appoints a Custodian of the Issuer or any Guarantor or a
            Custodian for all or substantially all of the assets of the Issuer or any Guarantor, or

                  (c) orders the liquidation of the Issuer or any Guarantor,

      and the order or decree remains unstayed and in effect for 60 days;

            (9) any judgment or decree for the payment of money in excess of $10.0 million, or in the case of Parent, $25.0 million is entered against Parent, the Company, any Company Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed within 10 days after notice;

            (10) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or any Guarantor denies or disaffirms its obligations under its Note Guarantee;

            (11) with respect to any Collateral, (A) any material Lien under the Collateral Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Collateral Documents and this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, (B) any security interest created thereunder or under this Indenture is declared invalid or unenforceable, (C) the Company or any Pledgor (as defined in the Pledge Agreement) asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable or (D) any Person commences a foreclosure proceeding in respect of any material portion of the Collateral;

            (12) with respect to any material amount of First Mortgage Bonds Collateral, (A) the security interest under the Mortgage, at any time, ceases to be in full force and effect for any reason other than in accordance with its terms, (B) any security interest created thereunder is declared invalid or unenforceable, (C) the Company asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable or (D) any Person commences a foreclosure proceeding in respect thereof; or

            (13) the Parent Subordination Agreement shall cease to be in full force and effect or the Company or any holder of Existing Shareholder Advances shall assert the invalidity of any provision of the Parent Subordination Agreement.

            However, a default under clauses (4), (5) and (9) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of Notes then outstanding notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.

            Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Change of Control or Asset Disposition or the requirement for payment of Additional Amounts unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Issuer or any other Person.

      SECTION 6.02 Acceleration.

            If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of Notes then outstanding may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default under clause (7) or (8) of
Section 6.01 occurs with respect to the Issuer, any Finco Guarantor, Parent or the Company occurs and is continuing, the principal of and interest on all the Notes of such series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. If an Event of Default exists solely by reason of an acceleration of Indebtedness under clause (6), and such acceleration is rescinded by the holders of such Indebtedness prior to the time the Notes have been accelerated, such Event of Default shall cease to exist. After any acceleration pursuant to this Section 6.02, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes (by notice to the Trustee) may rescind and cancel such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due on the Notes solely because of such acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, (iv) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (v) in the event of the cure or waiver of a Default or Event of Default described in Section 6.01(7) or (8), the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      SECTION 6.03 Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section
6.03 shall be reimbursed to the Trustee by the Issuer.

      SECTION 6.04 Waiver of Past Defaults and Events of Default.

            Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes. The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders has consented to such waiver. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

      SECTION 6.05 Control by Majority.

            The Holders of a majority in principal amount of the Notes outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      SECTION 6.06 Limitation on Suits.

            Subject to Section 6.08, a Holder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and if requested provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of, security or indemnity; and

            (5) no direction which in the reasonable opinion of the Trustee is inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

            However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (in the case of any interest payment or payment of Additional Amounts, after giving effect to the grace period specified in clause (1) of Section 6.01).

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

      SECTION 6.07 No Personal Liability of Directors, Officers, Employees and
                   Stockholders.

            No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, in its capacity as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or under the Intercreditor Agreements, the Collateral Documents or the Finco Mirror Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

      SECTION 6.08 Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest on such Note (including Additional Interest) on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

      SECTION 6.09 Collection Suit by Trustee.

            If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      SECTION 6.10 Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

      SECTION 6.11 Priorities.

            If the Trustee collects any money pursuant to this Article Six, it shall pay out the money to the obligations of the Issuer and the Guarantors in the order specified in Section 7 of the Pledge Agreement.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12      Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.

                                 ARTICLE SEVEN

                                     TRUSTEE

      SECTION 7.01 Duties of Trustee.

            (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations, the accuracy of the signatures or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of Sections 6.04 and 6.05.

            (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, paragraphs (a),
(b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee; provided that the Trustee's conduct does not constitute gross negligence or bad faith.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

      SECTION 7.02 Rights of Trustee.

            Subject to Section 7.01:

            (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

            (3) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform in all material respects to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (4) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

            (5) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct or negligence.

            (6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (7) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

            (8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document.

            (9) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

            (10) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (11) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against any loss, liability or expense which may be incurred therein or thereby.

            (12) The Trustee shall not be responsible for any information contained in any notice provision provided to the Trustee by the Issuer for distribution to the Holders.

      SECTION 7.03 Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

      SECTION 7.04 Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, any Note Guarantee or this Indenture other than the Trustee's certificate of authentication.

      SECTION 7.05 Notice of Defaults.

            If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. The Issuer is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

      SECTION 7.06 Reports by Trustee to Holders.

            If required by TIA Section 313(a), within 90 days after December 31 of any year, the Trustee shall mail to each Holder a brief report dated as of such December 31 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

            Reports pursuant to this Section 7.06 shall be transmitted by mail:

            (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

            (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

            A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

      SECTION 7.07 Compensation and Indemnity.

            The Issuer and any Guarantors shall pay to the Trustee and each Agent from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and any Guarantors shall reimburse the Trustee and each Agent upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Issuer and any Guarantors shall indemnify each of the Trustee and any predecessor Trustee and each Agent for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income or receipts of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Issuer and any Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee or Agent, as the case may be, shall notify the Issuer and any Guarantors in writing promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or such Agent to so notify the Issuer and any Guarantors shall not relieve the Issuer and any Guarantors of their obligations hereunder.

            Notwithstanding the foregoing, the Issuer and any Guarantors need not reimburse the Trustee or any Agent for any expense or indemnify it against any loss or liability incurred by the Trustee or such Agent, as the case may be, resulting from its own negligence, willful misconduct or bad faith. To secure the payment obligations of the Issuer and any Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and any Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and any Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

            When the Trustee incurs expenses (including reasonable fees and expenses of its Agents and counsel) or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article Nine.

      SECTION 7.08 Replacement of Trustee.

            The Trustee may resign by so notifying the Issuer and any Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer's written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

            (1) the Trustee fails to comply with Section 7.10 hereof;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of performing its duties hereunder.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify the Holders of such event and shall promptly appoint a successor Trustee. Within one year after such successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Issuer.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's and any Guarantor's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

      SECTION 7.09 Successor Trustee by Consolidation, Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

      SECTION 7.10 Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11 Preferential Collection of Claims Against Issuer.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12 Paying Agents.

            The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

            (1) that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer, any Guarantor or by any other obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

            (2) that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

            (3) that it shall give the Trustee written notice within three Business Days of any failure of the Issuer, any Guarantor or by any obligor on the Notes in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                 ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 8.01 Without Consent of Holders.

            The Issuer and any Guarantors, when authorized by a Board Resolution of each of them, and the Trustee, when an Officers' Certificate is provided stating that such amendment or supplement complies with the provisions of this
Section 8.01, may amend, waive or supplement this Indenture, the Collateral Documents, the Parent Subordination Agreement, the Finco Mirror Note, the Finco Subordinated Note, any Company Note, the Intercreditor Agreements or the Notes without notice to or consent of any Holder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to provide for the assumption by a successor entity of the obligations of Parent, the Issuer, the Company or any Company Guarantor under this Indenture;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

            (4) to add additional Note Guarantees or Collateral with respect to the Notes;

            (5) to add to the covenants of the Issuer or any Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

            (6) to make any change that does not adversely affect the rights of any holder of the Notes;

            (7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

            (8) to enter into any Inventory Intercreditor Agreement and subordinate the Lien of the Trustee under the Inventory Security Agreement to the Lien of any Person that holds a Lien on the Inventory Collateral permitted by clause (1) of the definition "Permitted Inventory Collateral Liens" on terms not less favorable to the holders of the Notes than the terms of the GECC Intercreditor Agreement and, in connection therewith, to amend the Inventory Security Agreement to provide such parties rights on terms no less favorable to the holders of Notes than the rights provided in the Inventory Security Agreement to the agent and lenders under the GECC Credit Agreement thereunder; or

            (9) to enter into a Receivables Intercreditor Agreement with any party that holds a Permitted Lien in Receivables and Related Assets on terms no less favorable to the Holders of Notes than the terms of the Existing Receivables Intercreditor Agreement and, in connection therewith, to amend the Inventory Security Agreement to provide such parties rights on terms no less favorable to the Holders of Notes than the rights provided to the counterparties of the Company in the Existing Receivables Intercreditor Agreement.

            The Trustee is hereby authorized to join with the Issuer and any Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture or any amendment or supplement to the Collateral Documents or the Intercreditor Agreements and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

      SECTION 8.02 With Consent of Holders.

            The Issuer (when authorized by a Board Resolution) and any Guarantor (when authorized by a Board Resolution) may, subject to Section 8.06, direct the Trustee to modify or supplement this Indenture, the Collateral Documents, the Parent Subordination Agreement, the Finco Mirror Note, the Finco Subordinated Note, any Company Note, the Intercreditor Agreements and/or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of all series of the Notes then outstanding, provided that:

            (a) if any such amendment or waiver directly and disproportionately affects one series of Notes, such amendment or waiver shall require the consent of the Holders of a majority in principal amount of such series of Notes, and if any such amendment only affects one series of Notes, the Holders of the other series of Notes shall not be required to consent thereto; and

            (b) subject to clause (a) above, without the consent of each Holder affected, the Issuer and the Trustee may not:

            (1) reduce the amount of Notes whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Note;

            (3) reduce the principal of or extend the Maturity Date of any Note;

            (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Sections 3.07, 3.08 or 3.10;

            (5) make any Note payable in money other than that stated in the Note;

            (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

            (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

            (8) make any change in the ranking or priority of any Note or any Note Guarantee that would adversely affect the Holders of Notes or release any Guarantor from its Note Guarantee except as provided in this Indenture;

            (9) except as specifically permitted by this Indenture or the Collateral Documents, make any change in the provisions in this Indenture or the Collateral Documents dealing with the application of proceeds from Collateral that would materially and adversely affect the holders of Notes or release any Pledgor from the Pledge Agreement or release the Company from the Inventory Security Agreement except as provided in this Indenture or the Collateral Documents;

            (10) make any change in the provisions of Section 4.18 that adversely affects the rights of any Noteholder, or amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder; or

            (11) make any change to Section 4.14 after a Change of Control has occurred or any change to the provisions of Section 4.10 at any time that the Issuer has become obligated to offer to purchase Notes .

            After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

            Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and any Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      SECTION 8.03 Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

      SECTION 8.04 Revocation and Effect of Consents.

            Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

            An amendment, supplement, waiver or other action becomes effective in accordance with its terms and thereafter shall bind every Holder, unless it makes a change described in any of clauses (1) through (11) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder's Note.

      SECTION 8.05 Notation on or Exchange of Notes.

            If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall at the expense of the Issuer place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, any Guarantors shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

      SECTION 8.06 Trustee To Sign Amendments, Etc.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Sections 7.01 and 7.02, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and any Guarantors, enforceable against the Issuer and any Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

      SECTION 9.01 Discharge of Indenture.

            The Issuer may terminate its obligations under the Notes, the Collateral Documents and this Indenture as well as the obligations of any Guarantors under their respective Note Guarantees, except those obligations referred to in the penultimate paragraph of this Section 9.01 if:

            (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

            (2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 3.07 or Section 3.08 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, and

            (b) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

            Notwithstanding the first paragraph of this Section 9.01, the Issuer's obligations in Sections 2.06, 2.07, 2.08, 7.07, 9.05 and 9.06 shall survive until the Notes have been paid in full. Thereafter, the Issuer's obligations in Section 7.07, 9.05 and 9.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon written request of the Issuer shall acknowledge in writing the discharge of the Issuer's and each Guarantor's obligations under the Notes, the Note Guarantees and this Indenture, as the case may be, except for those surviving obligations specified above.

      SECTION 9.02 Legal Defeasance.

            At any time when no Floating Rate Notes are outstanding, the Issuer may at its option at any time, by Board Resolution of the Issuer, be discharged from its obligations with respect to the Notes and any Guarantors may be discharged from their obligations under their respective Note Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, "Legal Defeasance" means that the Issuer and any Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.08 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Notes, such Note Guarantees and this Indenture, as the case may be, insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuer's obligations with respect to such Notes under Sections 2.04, 2.05, 2.07, 2.08 and 2.11, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee pursuant to Section 7.07) and
(D) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

      SECTION 9.03 Covenant Defeasance.

            At any time when no Floating Rate Notes are outstanding, at the option of the Issuer, pursuant to a Board Resolution of the Issuer, the Issuer and any Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.04, 4.06 through 4.17, inclusive, Section 4.21 and clauses (a)(3) and (a)(4) of Section 5.01 with respect to the outstanding Notes and from the operation of Section 6.01(7) (with respect to any Guarantor other than Parent or the Company), (8) (with respect to any Guarantor other than Parent or the Company), (9), (11) and (12) on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, "Covenant Defeasance" means that the Issuer and any Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document and such omission to comply shall not constitute a Default under clause (3), (4) or (5) of Section 6.01, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay all remaining principal and interest on the Notes when due, the Issuer's obligations and the obligations of the Guarantors under this Indenture will be revived and no such Covenant Defeasance shall be deemed to have occurred.

      SECTION 9.04 Conditions to Legal Defeasance or Covenant Defeasance.

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

            (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

                  (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

                  (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

      in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

            (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

            (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

            (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

            (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

            (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

      SECTION 9.05 Deposited Money and U.S. Government Obligations To Be Held in
                   Trust; Other Miscellaneous Provisions.

            All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuer and any Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      SECTION 9.06 Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Nine by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and each Guarantor's obligations under this Indenture, the Notes and the Note Guarantees, as the case may be, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance this Article Nine; provided that (a) if the Issuer or any Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations, as the case may be, held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or the Paying Agent shall return all such money and U.S. Government Obligations to the Issuer after receiving a written request therefor at any time, if such reinstatement of the Issuer's obligations has occurred and continues to be in effect.

      SECTION 9.07 Moneys Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Issuer upon an Issuer Request (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

      SECTION 9.08 Moneys Held by Trustee.

            Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or any Guarantor in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable, shall be repaid to the Issuer (or, if appropriate, any Guarantor) upon an Issuer Request, or if such moneys are then held by the Issuer or any Guarantor in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, subject to applicable abandonment property laws, look only to the Issuer and any Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and any Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer. After payment to the Issuer or any Guarantor or the release of any money held in trust by the Issuer or any Guarantor, as the case may be, Holders entitled to the money must look only to the Issuer and any Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE TEN

                               GUARANTEE OF NOTES

      SECTION 10.01 Note Guarantee.

            Subject to the provisions of this Article Ten each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of (i) the validity and enforceability of any other provision of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, interest, if any, with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, with respect to the Notes and all other obligations of the Issuer or any Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07) and all other obligations under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.

            Each Guarantor, by execution of this Indenture (including any supplemental indenture), agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any other provision of this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a notation of guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor (other than the indefeasible payment in full of the Obligations guaranteed hereby). Each Guarantor, by execution of this Indenture (including any supplemental indenture), waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that its obligations under this Article Ten shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. The Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the

Issuer or such Guarantor to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of such Note Guarantee.

            The Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            No shareholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Note Guarantee by reason of his, her or its status as such shareholder, officer, director, employee or incorporator.

      SECTION 10.02 Execution and Delivery of Note Guarantee.

            To further evidence the Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit F hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after this Article Ten with respect to such Guarantor becomes effective in accordance with Section 10.04 and such notation shall be executed by either manual or facsimile signature of an Officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

      SECTION 10.03 Limitation of Note Guarantee.

            The obligations of each Guarantor under its Note Guarantee are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

      SECTION 10.04 Additional Company Guarantors.

            If (i) the Company forms or acquires a domestic Restricted Subsidiary which, or (ii) any domestic Restricted Subsidiary of the Company on the Issue Date at any time following the Issue Date, in each case, (x) Incurs Indebtedness other than Indebtedness owed to or a Guarantee in favor of the Company or a Guarantor or (y) owns net assets (other than intercompany receivables owing from the Company to a Restricted Subsidiary) with a fair market value in excess of $5.0 million (as determined by the Board of Directors of the Company) (in each case, other than a Securitization Subsidiary), then the Company shall cause such Restricted Subsidiary to:

            (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall issue a Note Guarantee; and

            (2) deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture and Note Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary.

            Thereafter, such Restricted Subsidiary shall be a Company Guarantor for all purposes of this Indenture. The Company may cause any other Restricted Subsidiary of the Company to issue a Note Guarantee and become a Company Guarantor.

      SECTION 10.05 Release of Company Guarantor.

            A Company Guarantor shall be released from all of its obligations under its Note Guarantee if:

            (i) the Company Guarantor has sold all of its assets or the Issuer and its Restricted Subsidiaries have sold all of the Equity Interests of the Company Guarantor owned by them, in each case in a transaction in compliance with the terms of this Indenture (including Sections 4.10 and 5.01);

            (ii) the Company Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Issuer or another Company Guarantor in a transaction in compliance with Section 5.01; or

            (iii) the Company Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture;

and in each such case, the Company Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

            If all of the conditions to release contained in this Section 10.05 have been satisfied, the Trustee shall execute any documents reasonably requested by the Issuer or any Company Guarantor in order to evidence the release of such Company Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

      SECTION 10.06 Waiver of Subrogation.

            Each Guarantor, by execution of this Indenture, agrees to the extent permitted by law that it will not make any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under such Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights, unless and until all amounts owing to the Trustee and the Holders on account of the Obligations hereunder and under the Notes are paid in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, by execution of its Note Guarantee, shall acknowledge that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

                                 ARTICLE ELEVEN

                                   COLLATERAL

      SECTION 11.01 Collateral; Additional Collateral; Substitute Collateral.

            (a) In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and all other obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Collateral Documents, when and as the same shall be due and payable, the Issuer, the Finco Guarantors and the Trustee have simultaneously with the execution of this Indenture entered into the Pledge Agreement and the Trustee and the Company have entered into the Inventory Security Agreement to create the security interests securing such obligations. The Trustee, the Company, the Issuer and the Finco Guarantors each hereby agree that the Trustee holds its interest in the Collateral in trust for its benefit and for the benefit of the Holders pursuant to the terms of the Collateral Documents. Each of the Company, the Issuer and the Finco Guarantors covenants and agrees that it shall execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments and shall do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the Collateral Documents so as to render the same available for the security and benefit of this Indenture and of the Notes.

            (b) As soon as practicable following the acquisition by the Issuer or any Finco Guarantor of any Pledged Securities, the Issuer or such Finco Guarantor shall take all action required by the Pledge Agreement with respect thereto. Additionally, the Company shall take all actions required by the Inventory Security Agreement in order to preserve the Lien of the Trustee in the Inventory Collateral.

      SECTION 11.02 Recording, Registration and Opinions.

            The Issuer shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2005, an Opinion of Counsel, dated as of such date, which complies with TIA Section 314(b)(2), either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of Collateral, recordings, registrations, filings, re-recordings, re-registrations and refilings of this Indenture, the Collateral Documents and all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Collateral Documents under applicable law in those items of Collateral that can be perfected by the filing, recordings, registrations or delivery and reciting with respect to such Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, and other documents have been executed and filed that are necessary, as of such date and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Trustee hereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or other instrument is not effective if filed at the time of the opinion, such opinion may so state and in that case the Issuer shall cause a continuation statement or other instrument to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement or other instrument; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

      SECTION 11.03 Release of Collateral.

            The Trustee shall not at any time release its Lien on the Pledged Collateral except in accordance with the provisions of the Pledge Agreement. The Trustee shall only release its Lien on the Inventory Collateral (i) as provided in the Inventory Security Agreement and any Inventory Intercreditor Agreement and (ii) in connection with any sale of all or any portion of the Inventory Collateral in which the holder of a prior Permitted Inventory Collateral Lien on the Inventory Collateral is releasing its Lien on such Inventory Collateral; provided that if such sale of Inventory Collateral is an Asset Disposition, the Company shall apply the Net Available Cash therefrom in accordance with Section 4.10.

      SECTION 11.04 Possession and Use of Collateral.

            Subject to and in accordance with the provisions of this Indenture and the Pledge Agreement, so long as the Trustee has not exercised rights or remedies with respect to the Collateral in connection with an Event of Default that has occurred and is continuing, except as provided in the Pledge Agreement, the Issuer, the Company and the Finco Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral, to freely, operate, manage, develop, lease, use, consume and enjoy the Collateral, to alter or repair any Collateral so long as such alterations and repairs do not impair the Liens of the Collateral Documents thereon, and otherwise comply with Section 11.04 hereof, and to collect, receive, use, invest and dispose of the profits, revenues, proceeds and other income thereof.

      SECTION 11.05 Authorization of Actions to Be Taken by the Trustee Under
                    the Collateral Documents and the Intercreditor Agreements.

            Subject to the provisions of the Collateral Documents and the Intercreditor Agreements:

            (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents; and
      (ii) collect and receive any and all amounts payable in respect of the obligations of the Company, the Issuer and the Finco Guarantors hereunder and under the Collateral Documents;

            (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem reasonably necessary to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably necessary to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee); and

            (c) By acquiring a Note and without any further action on its part, each Holder hereby consents to the terms of each Intercreditor Agreement and authorizes and directs the Trustee to take each action that the Trustee is required to take pursuant to the terms of each Intercreditor Agreement.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

      SECTION 12.01 Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      SECTION 12.02 Notices.

            Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

            If to the Issuer or any Guarantor, to it c/o:

                  Ispat Inland Inc.
                  3210 Watling Street
                  East Chicago, IN 46312
                  Attention:  Chief Financial Officer
                  Fax Number:  (219) 399-5544

            with a copy to:

                  Mayer Brown Rowe & Maw LLP
                  190 South LaSalle Street
                  Chicago, IL 60603
                  Attention:  J. Trent Anderson
                  Fax Number:  (312) 706-8101

            If to the Trustee:

                  LaSalle Bank National Association
                  Corporate Trust Services Division
                  135 S. LaSalle Street, Suite 1960
                  Chicago, IL 60603
                  Attention:  Corporate Trust Officer
                  Fax Number:  (312) 904-2236

            Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

            The Issuer, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

            Where this Indenture provides for notice in any manner, such notice may be waived by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

      SECTION 12.03 Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      SECTION 12.04 Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuer or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      SECTION 12.05 Statements Required in Certificate and Opinion.

            Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

      SECTION 12.06 Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

      SECTION 12.07 Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      SECTION 12.08 Agent for Service; Submission to Jurisdiction; Waiver of
                    Immunities.

            By the execution and delivery of this Indenture, each of the Issuer and each Guarantor (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to it (mailed or delivered to its Executive Director at its principal office as specified in Section 12.02 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Issuer and each Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System, in full force and effect so long as this Indenture shall be in full force and effect; provided that the Issuer may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 12.08 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) is either (x) counsel for the Issuer or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 12.08. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuer and any Guarantors, if any, appointed and acting in accordance with this Section 12.08.

            To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer and such Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

      SECTION 12.09 No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

      SECTION 12.10 No Recourse Against Others.

            No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, in its capacity as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees, the Intercreditor Agreements, the Pledge Agreement, the Finco Mirror Note or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

      SECTION 12.11 Successors.

            All agreements of the Issuer and any Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

      SECTION 12.12 Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

      SECTION 12.13 Table of Contents, Headings, Etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

      SECTION 12.14 Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                           ISPAT INLAND ULC,
                                               as Issuer

                                           By: /s/ Bhikam C. Agarwal
                                              ---------------------------
                                               Name: Bhikam C. Agarwal
                                               Title: Vice President

                                         ISPAT INTERNATIONAL N.V.,
                                             as Guarantor

                                         By: /s/ Bhikam C. Agarwal
                                            ----------------------------------
                                             Name: Bhikam C. Agarwal
                                             Title: Chief Financial Officer

                                         Ispat Inland INC.,
                                             as Guarantor

                                         By: /s/ Michael G. Rippey
                                            ----------------------------------
                                             Name: Michael G. Rippey
                                             Title: Executive Vice President,
                                                    Commercial and Chief
                                                    Financial Officer

                                         Ispat Inland, L.P.,
                                             as Guarantor

                                         By: /s/ Richard LeBlanc
                                            ----------------------------------
                                             Name: Richard LeBlanc
                                             Title: Chairman of 9064-4816 Quebec
                                                    Inc., General Partner

                                         3019693 NOVA SCOTIA U.L.C.,
                                             as Guarantor

                                         By: /s/ Richard LeBlanc
                                            ----------------------------------
                                             Name: Richard LeBlanc
                                             Title: Chairman

                                         Ispat Inland Finance, LLC,
                                             as Guarantor

                                           By: /s/ Thomas A. McCue
                                              ----------------------------------
                                               Name: Thomas A. McCue
                                               Title: Manager

                                           BURNHAM TRUCKING COMPANY, INC.,
                                               as Guarantor

                                           By: /s/ Edward C. McCarthy
                                              ----------------------------------
                                               Name: Edward C. McCarthy
                                               Title: Secretary

                                           INCOAL COMPANY,
                                               as Guarantor

                                           By: /s/ Edward C. McCarthy
                                              ----------------------------------
                                               Name: Edward C. McCarthy
                                               Title: Secretary

                                           ISPAT INLAND MINING COMPANY,
                                               as Guarantor

                                           By: /s/ Edward C. McCarthy
                                              ----------------------------------
                                               Name: Edward C. McCarthy
                                               Title: Secretary

                                           ISPAT INLAND SERVICE CORP.,
                                               as Guarantor

                                           By: /s/ Edward C. McCarthy
                                              ----------------------------------
                                               Name: Edward C. McCarthy
                                               Title: Secretary

LASALLE BANK NATIONAL ASSOCIATION,
      as Trustee

By: /s/ Wayne M. Evans
   -------------------------------
    Name: Wayne M. Evans
    Title: First Vice President

                                                                     EXHIBIT A-1

                                                                     CUSIP

                                ISPAT INLAND ULC

No. $

                   SENIOR SECURED FLOATING RATE NOTE DUE 2010

            ISPAT INLAND ULC, an unlimited liability company incorporated under the laws of Nova Scotia, Canada (the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of [ ] DOLLARS ($[ ]) on April 1, 2010 at the office or agency of the Issuer referred to below.

            Interest Payment Dates: January 1, April 1, July 1 and October 1.

            Record Dates: December 15, March 15, June 15 and September 15.

            Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           ISPAT INLAND ULC

                                           By: ________________________________
                                               Name:
                                               Title:

                                           By: ________________________________
                                               Name:
                                               Title:

                                     A-1-1

Dated:

                                     A-1-2

Certificate of Authentication

            This is one of the Senior Secured Floating Rate Notes due 2010 referred to in the within-mentioned Indenture.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                               as Trustee

                                           By: ________________________________
                                               Name:
                                               Title:

Dated:

                                     A-1-3

                            [FORM OF REVERSE OF NOTE]

                                Ispat Inland ULC

                   SENIOR SECURED FLOATING RATE NOTE DUE 2010

            1. Interest. ISPAT INLAND ULC, an unlimited liability company incorporated under the laws of Nova Scotia, Canada (the "Issuer"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of LIBOR (as defined below) plus 6.75% per annum. Interest hereon will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on the Notes will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 commencing on July 1, 2004, to the holders of record on the immediately preceding December 15, March 15, June 15 and September 15.

            The amount of interest for each day that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

            All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655). All calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

            The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

            The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer, the Guarantors and the Holders of the Floating Rate Notes.

            The Issuer will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate, in each case, to the extent lawful.

                                      A-1-4

            2. Method of Payment. The Issuer shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the December 15, March 15, June 15 and September 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

            3. Paying Agent, Registrar and Calculation Agent. Initially, LaSalle Bank National Association (the "Trustee") shall act as a Paying Agent, Registrar and Calculation Agent. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any of its Affiliates may act as Paying Agent or Registrar but not as Calculation Agent.

            4. Indenture. This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Senior Secured Floating Rate Notes due 2010 (herein called the "Floating Rate Notes," and together with the Fixed Rate Notes (as defined in the Indenture), the "Notes"). The Issuer issued the Notes under an Indenture dated as of March 25, 2004 (the "Indenture") among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture (the "Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

            5. Optional Redemption. The Floating Rate Notes may be redeemed at the Issuer's option to the extent and at the prices set forth in Article Three of the Indenture.

            6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Issuer shall fail to redeem any Notes.

            7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

            8. Security; Intercreditor Agreements. The Company, the Issuer and the Finco Guarantors have granted Liens on certain of their assets to the Trustee pursuant to the

                                     A-1-5

Collateral Documents. The Trustee has entered into certain Intercreditor Agreements on behalf of itself and the Holders of Notes.

            9. Registration Rights. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

            11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an "abandoned property" law designates another Person.

            13. Amendment, Supplement, Waiver, Etc. The Issuer, any Guarantors and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture, the Collateral Documents, the Parent Subordination Agreement, the Intercreditor Agreements, the Notes, and certain related documents for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Act and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of these agreements may be made by the Issuer, any Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of all of the Holders of the particular Notes to be affected.

                                     A-1-6

            14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer, the Guarantors and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Equity Interests or certain Indebtedness, make certain Investments, create or incur liens, engage in certain activities, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Equity Interests of any Restricted Subsidiaries, merge or consolidate with any other Person or transfer assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

            15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes, the Indenture and, if applicable, the Collateral Documents and the transaction complies with the terms of the Indenture, the predecessor corporation shall, except as provided in the Indenture, be released from those obligations.

            16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer, any Finco Guarantor, Parent or the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. If an Event of Default exists solely by reason of an acceleration of Indebtedness under clause
(6) of Section 6.01 of the Indenture and such acceleration is rescinded by the holders of such Indebtedness prior to the time the Notes have been accelerated, such Event of Default shall cease to exist. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. Holders may not enforce the Indenture, the Collateral Documents or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Collateral Documents or the Notes. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes.

            17. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

                                     A-1-7

            18. No Recourse Against Others. No past, present or future director, officer, employee, partner, incorporator or shareholder, of the Issuer or any Guarantor or any corporate successor thereto shall have any liability for any obligations of the Issuer under the Notes, the Note Guarantees, the Collateral Documents, the Indenture or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            19. Discharge. The Issuer's obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes.

            20. Note Guarantees. The Note is entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

            21. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

            22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Issuers and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

            23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                     A-1-8

            The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  If to the Issuer or any Guarantor, to it c/o:

                        Ispat Inland ULC
                        3210 Watling Street
                        East Chicago, IN 46312
                        Fax Number:  (219) 399-5544
                        Attention:  Chief Financial Officer

                                     A-1-9

                                                                     EXHIBIT A-2

                                                                     CUSIP

                                ISPAT INLAND ULC

No.                                                                  $

                       9-3/4% SENIOR SECURED NOTE DUE 2014

            ISPAT INLAND ULC, an unlimited liability company incorporated under the laws of Nova Scotia, Canada (the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of [ ] DOLLARS ($[ ]) on April 1, 2014 at the office or agency of the Issuer referred to below.

            Interest Payment Dates: April 1 and October 1.

            Record Dates: March 15 and September 15.

            Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                           ISPAT INLAND ULC

                                           By: ________________________________
                                               Name:
                                               Title:

                                           By: _________________________________
                                               Name:
                                               Title:

                                     A-2-1

Dated:

                                     A-2-2

Certificate of Authentication

            This is one of the 9-3/4% Senior Secured Notes due 2014 referred to in the within-mentioned Indenture.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                               as Trustee

                                           By: ________________________________
                                               Name:
                                               Title:

Dated:

                                     A-2-3

                            [FORM OF REVERSE OF NOTE]

                                Ispat Inland ULC

                       9-3/4% SENIOR SECURED NOTE DUE 2014

            1. Interest. ISPAT INLAND ULC, an unlimited liability company incorporated under the laws of Nova Scotia, Canada (the "Issuer"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9-3/4% per annum. Interest hereon will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on the Notes will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 2004, to the holders of record on the immediately preceding March 15 and September 15.

            Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Issuer will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate, in each case, to the extent lawful.

            2. Method of Payment. The Issuer shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 and September 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

            3. Paying Agent, Registrar and Calculation Agent. Initially, LaSalle Bank National Association (the "Trustee") shall act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.

            4. Indenture. This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 9-3/4% Senior Secured Notes due 2014 (herein called the "Fixed Rate Notes," and together with the Floating Rate Notes (as defined in the Indenture, the "Notes")). The Issuer issued the Notes under an Indenture dated as of March 25, 2004 (the "Indenture") among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated

                                     A-2-4
in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture (the "Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

            5. Optional Redemption. The Fixed Rate Notes may be redeemed at the Issuer's option to the extent and at the prices set forth in Article Three of the Indenture.

            6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Issuer shall fail to redeem any Notes.

            7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

            8. Security; Intercreditor Agreements. The Company, the Issuer and the Finco Guarantors have granted Liens on certain of their assets to the Trustee pursuant to the Collateral Documents. The Trustee has entered into certain Intercreditor Agreements on behalf of itself and the Holders of Notes.

            9. Registration Rights. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for

                                     A-2-5
redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

            11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an "abandoned property" law designates another Person.

            13. Amendment, Supplement, Waiver, Etc. The Issuer, any Guarantors and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture, the Collateral Documents, the Parent Subordination Agreement, the Intercreditor Agreements, the Notes, and certain related documents for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Act and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of these agreements may be made by the Issuer, any Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of all of the Holders of the particular Notes to be affected.

            14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer, the Guarantors and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Equity Interests or certain Indebtedness, make certain Investments, create or incur liens, engage in certain activities, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Equity Interests of any Restricted Subsidiaries, merge or consolidate with any other Person or transfer assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

            15. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes, the Indenture and, if applicable, the Collateral Documents and the transaction complies with the terms of the Indenture, the predecessor corporation shall, except as provided in the Indenture, be released from those obligations.

            16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable

                                     A-2-6
immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer, any Finco Guarantor, Parent or the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. If an Event of Default exists solely by reason of an acceleration of Indebtedness under clause (6) of Section 6.01 of the Indenture, and such acceleration is rescinded by the holders of such Indebtedness prior to the time the Notes have been accelerated, such Event of Default shall cease to exist. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. Holders may not enforce the Indenture, the Collateral Documents or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Collateral Documents or the Notes. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes.

            17. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

            18. No Recourse Against Others. No past, present or future director, officer, employee, partner, incorporator or shareholder, of the Issuer or any Guarantor or any corporate successor thereto shall have any liability for any obligations of the Issuer under the Notes, the Note Guarantees, the Collateral Documents, the Indenture or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

            19. Discharge. The Issuer's obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes.

            20. Note Guarantees. The Note is entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

            21. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                                     A-2-7

            22. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            The Issuer and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

            23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  If to the Issuer or any Guarantor to it, c/o:

                        Ispat Inland ULC
                        3210 Watling Street
                        East Chicago, IN 46312
                        Fax Number:  (219) 399-5544
                        Attention:  Chief Financial Officer

                                     A-2-8

                   [FORM OF ASSIGNMENT FOR UNRESTRICTED NOTES]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________
________________________________________________________________________________

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date: _________________               Your Signature:__________________________
                                                     (Sign exactly as your name
                                                     appears on the  other side
                                                     of this Note)
________________________
Signature Guaranteed

(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

                                     A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box:

            [ ]   Section 4.10             [ ]   Section 4.14

            If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$ ______________________
  (multiple of $1,000)

Date: _________________

                                   Your Signature:______________________________
                                                  (Sign exactly as your name
                                                  appears on the face of this
                                                  Note)
________________________
Signature Guaranteed
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

                                     A-2-10

                                                                       EXHIBIT B

                       [FORM OF PRIVATE PLACEMENT LEGEND]

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE

PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                    [FORM OF ASSIGNMENT FOR RESTRICTED NOTES]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

_______________________________________________________________________________
_______________________________________________________________________________

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) This Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ] (b)           This Note is being transferred other than in accordance with
                  (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: _________________         Your Signature: ________________________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)

________________________
Signature Guaranteed
(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_________________                    ____________________________________
                                           NOTICE:  To be executed by
                                                    an executive officer

                                                                       EXHIBIT C

                        [FORM OF LEGEND FOR GLOBAL NOTE]

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO A NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors

                                                           __________, _________

LaSalle Bank National Association
c/o Ispat Inland ULC
135 S. LaSalle, Suite 1960
Chicago, IL 60603

Attention: Corporate Trust Services Division

Dear Sirs:

            In connection with our proposed purchase of $ ______ aggregate principal amount of the [Senior Secured Floating Rate/9-3/4% Senior Secured] Notes due 20__, (the "Notes") of Ispat Inland ULC (the "Issuer") we confirm that:

            1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of March 25, 2004 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

            2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we shall do so only (i) to the Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter and, at your request, an opinion of counsel acceptable to you and the Issuer that such transfer is in compliance with the Securities Act,
      (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. We understand that, on any proposed resale of any Notes, we shall be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us shall bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or its investment, as the case may be.

            5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,

                                           [Name of Transferee]

                                           By: _______________________________

                                                                       EXHIBIT E

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                             _________, ________

LaSalle Bank National Association
c/o Ispat Inland ULC
135 S. LaSalle, Suite 1960
Chicago, IL 60603

Attention: Corporate Trust Services Division

Dear Sirs:

            In connection with our proposed sale of $__________ aggregate principal amount of the [Senior Secured Floating Rate/9-3/4% Senior Secured] Notes due 20__, (the "Notes") of Ispat Inland ULC (the "Issuer"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Issuer are each entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Name of Transferor]

                                           By: ________________________________

                                                                       EXHIBIT F

                            [FORM OF NOTE GUARANTEE]

            Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of March 25, 2004, by and between Ispat Inland ULC, as issuer, the Guarantors and LaSalle Bank National Association, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Note Guarantee.

                         [Signatures on Following Pages]

            IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be signed by a duly authorized officer.

                                           THE GUARANTORS:

                                           [GUARANTORS]

Dated:

                                      F-2